================================================================================

                                AGREEMENT OF SALE

                                     between

                            AMPAL REALTY CORPORATION


                                       and


                            THE GOVERNMENT OF ISRAEL



                         DATED AS OF DECEMBER 12, 1996

================================================================================

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----


1.         PROPERTY TO BE CONVEYED..........................................2

2.         PURCHASE PRICE...................................................2

3.         NO RECORDING.....................................................3

4.         INABILITY TO FULFILL THE CONTRACT................................3

5.         TAX APPEALS......................................................6

6.         NOTICES..........................................................6

7.         REAL ESTATE BROKERS AND CONSULTANTS..............................8

8.         FEES AND DISBURSEMENTS OF COUNSEL, ETC...........................8

9.         CLOSING OF TITLE.................................................8

10.        APPORTIONMENTS...................................................8

11.        CONDITION OF PROPERTY; SELLER'S COVENANTS.......................10

12.        TERMINATION OF GOVERNMENT LEASE.................................13

13.        FIRE, CASUALTY AND CONDEMNATION.................................13

14.        TITLE...........................................................14

15.        NONASSIGNABLE CONTRACT..........................................15

16.        REPRESENTATIONS AND WARRANTIES..................................15

17.        DISCHARGE OF SELLER'S OBLIGATIONS HEREUNDER.....................18

18.        SUBMISSION TO JURISDICTION; AGENT FOR SERVICE OF PROCESS........18

19.        Intentionally Omitted...........................................20

20.        PUBLICITY.......................................................20

21.        LIMITATION ON LIABILITY.........................................20

22.        MISCELLANEOUS...................................................20
           A.        Counterparts; Captions and Headings...................20
           B.        No Oral Change........................................20

           C.        Prior Understanding...................................21
           D.        Waivers; Extension....................................21
           E.        Governing Law.........................................21
           F.        Pronouns..............................................21
           G.        Calculation of Time Periods...........................21
           H.        Binding Effect........................................21

           Exhibit A Condominium Declaration and By-Laws..................A-1
           Exhibit B Documents to be Delivered............................B-1
           Exhibit C Service Contracts....................................C-1
           Exhibit D Insurance Policies...................................D-1
           Exhibits E and E-1 General Releases............................E-1
           Exhibit F Permitted Exceptions.................................F-1
           Exhibit G Violations...........................................G-1
           Exhibit H Certifications of Seller and Purchaser...............H-1
           Exhibit I FIRPTA Affidavit.....................................I-1
           Exhibit J  List of Seller's Repair Obligation..................J-1

                                AGREEMENT OF SALE

         THIS AGREEMENT, entered into as of this 12th day of December, 1996, by and between:

         AMPAL REALTY CORPORATION, a New York corporation, having its principal place of business at 1177 Avenue of the Americas, New York, New York 10036 (hereinafter referred to as "Seller" or "Declarant"), and THE GOVERNMENT OF ISRAEL, having an office at 800 Second Avenue, New York, New York 10017 (hereinafter referred to as "Purchaser"). (Seller/Declarant and Purchaser are hereinafter sometimes respectively referred to individually as "Party" and collectively as "Parties").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller is the owner of certain property in the City of New York, County of New York and State of New York, known as and by street address number 800 Second Avenue, and designated or shown as Section 5, Block 1335, Lot 1 on the Tax Map of the City of New York, New York County, New York, together with all easements, licenses and other rights appurtenant thereto (the "Property"); and

         WHEREAS, Seller, as Declarant pursuant to a Condominium Declaration and By-Laws (the "Declaration"), a copy of which is annexed hereto and made a part hereof as Exhibit A, and Article 9-B of the Real Property Law of the State of New York, intends to submit the Property to the condominium form of ownership to create a condominium (the "Condominium") consisting of three units more particularly described in the Declaration (hereinafter, collectively the "Units" or the "Condominium"; individually, Unit 1, Unit 2 and Unit 3; and

         WHEREAS, Seller is desirous of selling to Purchaser and Purchaser is desirous of buying from Seller, Unit 3 (which term, as used herein, shall include a 43.9% undivided interest in the Common Elements (as defined in the Declaration)); and

         WHEREAS, Seller and Purchaser desire to set forth their mutual understandings and agreements with respect to the sale and purchase of Unit 3;

         NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

         1. PROPERTY TO BE CONVEYED

         Upon and subject to the following terms, agreements, covenants and conditions, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller that certain Unit in the Condominium designated as Unit 3.

         2. PURCHASE PRICE

         The "Purchase Price" payable by Purchaser to Seller for Unit 3 shall be Thirty-One Million Thirty Thousand Dollars and No Cents ($31,030,000) payable as follows:

         A. Five Million Thirty Thousand Dollars and No Cents ($5,030,000) at the Closing by wire transfer of immediately available Federal Funds to an account specified by Seller not less than ten (10) business days prior to Closing; and

         B. Ten Million Dollars and No Cents ($10,000,000) on January 31, 1997 by wire transfer of immediately available Federal Funds to an account specified by Seller at Closing; and

         C. Sixteen Million Dollars and No Cents ($16,000,000) on January 30, 1998 by wire transfer of immediately available Federal Funds to an account specified by Seller at Closing.

         Each of the installments of the Purchase Price due under paragraphs B and C of this Section 2 (the "Installment Payments") shall bear interest at an annual rate equal to thirty basis points over the "LIBOR 90-day Rate" (hereinafter defined) computed from the Closing to the date of payment and payable when payment of the Installment Payment is made. "LIBOR 90-day Rate" shall mean the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of one-sixteenth of one percent (1/16%)) of the offered quotations for Dollar deposits for each 90-day period, commencing on the Closing, which appear on the display designated as page "LIBO" on the Reuter Monitor System (or such other page as may replace the "LIBO" page on such system for the purpose of displaying London interbank offered rates of leading reference banks) at or about 11:00 A.M. (London time) two business days prior to the commencement of each 90-day period.

         If the Closing takes place on or after January 31, 1997, the Purchase Price shall be payable as follows:

         (i) Fifteen Million Thirty Thousand Dollars and No Cents ($15,030,000) at the Closing by wire transfer of immediately available Federal Funds to the account specified by Seller; and

         (ii) Sixteen Million Dollars and No Cents ($16,000,000) on January 30, 1998 by wire transfer of immediately available Federal Funds to the account specified by Seller.

         Purchaser shall have the right to prepay the Installment Payment of $16,000,000 on March 28, 1997, June 30, 1997, September 29, 1997, and December
29, 1997 without prepayment charge on not less than five business days' notice.

         3. NO RECORDING

         Purchaser and Seller each agrees that it will not record this Agreement nor any memorandum or notice thereof without the prior written consent of the other Party having been attached to each instrument prepared for recording. Any recording in violation of this provision shall be void ab initio; be a material breach hereof and hereunder; and the Party who records this Agreement shall be liable for all fees and costs incurred in order to clear said recorded instrument from the records, including, without limitation, attorneys' fees and disbursements.

         4. INABILITY TO FULFILL THE CONTRACT

         A. Purchaser agrees promptly after execution of this Agreement to order a report of title or title commitment (the "Commitment) from Chicago Title Insurance Company ("CTIC") and to provide Seller with a copy thereof not more than ten (10) days after the date hereof together with written notice from Purchaser's attorney of any exceptions, defects or objections which Purchaser claims are in addition to those permitted under Article 14 of this Agreement. Failure of Purchaser to so notify Seller within the time period specified above shall constitute a waiver of any such exception, defect or objection disclosed in the Commitment. If Purchaser's continuation of title to the Closing Date discloses exceptions, defects or objections not disclosed in the Commitment or previously objected to by Purchaser, then, subject to the provisions of Section B of this Article 4, Seller's removal of the same shall be a condition to Purchaser's obligation to close. Purchaser shall give Seller prompt notice of any such exceptions, defects or objections.

         B. If, at the Closing, Seller is unable to convey to Purchaser title to Unit 3 subject to and in accordance with the provisions of this Agreement, or otherwise fulfill its obligations hereunder, or if any representation of Seller set forth in this Agreement shall be untrue in a material respect, or if Seller is otherwise in default hereunder (in each case other than a wilful default), Seller shall be entitled, upon written notice delivered to Purchaser at or prior to the Closing, to a reasonable adjournment of the Closing Date, for a period up to 90 days, to enable Seller to convey such title, fulfill such conditions, correct such representation or cure any such default. If Seller does not so elect to adjourn the Closing, or if at the adjourned date Seller is still unable to convey title subject to and in accordance with the provisions of this Agreement, fulfill such conditions, correct such representation or cure such default (in each case other than a willful default), Purchaser's sole right and remedy shall be to terminate this Agreement by notice as provided in Article 6 hereof, in which event Seller shall reimburse Purchaser for the net cost of title examination. Upon Purchaser's exercise of such option to terminate and upon such reimbursement being made by Seller to Purchaser, this Agreement shall automatically become void and of no further force or effect, and neither Party shall have any obligations of any nature to the other hereunder or by reason hereof, except that the provisions of Articles 3, 7, and 8 hereof shall survive such termination. If Seller elects to adjourn the Closing as provided above, this Agreement shall remain in effect for the period of adjournment, in accordance with its terms. Notwithstanding anything herein contained to the contrary, if there shall be any liens affecting Unit 3 which are not permitted exceptions listed in Exhibit B annexed hereto and made part hereof (hereinafter referred to as the "Permitted Exceptions") and which can be removed or satisfied by the payment of a liquidated sum of money up to an aggregate of $1,000,000, the existence of such liens shall not be deemed objections to title and Seller shall either (i) cause such liens to be discharged of record by payments, bond or otherwise, (ii) deposit with CTIC sufficient monies acceptable to and required by CTIC to insure obtaining and recording discharges thereof and the issuance of a policy of title insurance to Purchaser free of such liens or (iii) furnish to CTIC an indemnity agreement in form and substance sufficient to enable it to issue a policy of title insurance to Purchaser free of such liens. Except as otherwise provided in this Section B, nothing contained herein shall be deemed to require Seller to bring any action or proceeding or to take any other steps to remove any defect in, or exception or objection to, title or to fulfill any condition or expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, or, subject to the provisions of Section C of this Article 4, for damages or specific performance.

         C. In the event that at Closing or prior thereto Seller shall wilfully default under this Agreement, Purchaser shall be entitled, as Purchaser's sole right and remedy, to elect either to (i) enforce this Agreement (without any reduction or abatement of the Purchase Price and without any credit or allowance against the same) by an action for specific performance or (ii) terminate this Agreement, in which event (a) Seller's sole liability and obligation shall be to pay to Purchaser, as and for liquidated damages, the sum of $100,000 and the net cost to Purchaser of title examination, and (b) Purchaser's obligations under this Agreement shall terminate. A wilful default shall mean the occurrence of any of the following: (a) if during the term of this Agreement Seller, without first obtaining the written consent of Purchaser, voluntarily encumbers Unit 3 or enters into any agreement to modify a Permitted Exception, (b) on the Closing Date (as the same may be adjourned as provided in this Agreement or as may be agreed to by the Parties) Seller fails or refuses to execute and deliver to Purchaser a deed to Unit 3, (c) Seller fails or refuses to pay when due any monetary obligation required to be paid by Seller under this Agreement, (d) Seller fails or refuses to execute and deliver any of the documents Seller is required to execute and deliver under this Agreement, or (e) Seller fails or refuses to perform its obligations under Section 4F or 4G. In all cases other than Seller's default under the immediately preceding sentence of this Section C, Seller's failure to convey title to Unit 3 in accordance with the terms of this Agreement shall not be deemed to constitute Seller's wilful default hereunder. The Parties agree that in the event Seller shall willfully default under this Agreement, Purchaser's actual damages would be mathematically difficult to calculate, and in regard thereto, Seller agrees that a good faith estimate of the damages which would reasonably compensate Purchaser is the sum of $100,000.

         D. Without limiting Seller's obligations hereunder, Purchaser may (but shall not be obligated to) at the Closing accept such title as Seller can convey, without reduction in, or abatement of, the Purchase Price and without receipt of any credit or allowance on account thereof, and without any claim against Seller.

         E. The Parties agree that in the event Purchaser shall default in the performance of Purchaser's obligations under this Agreement, Seller's actual damages would be mathematically difficult to calculate, and in regard thereto, Purchaser agrees that a good faith estimate of the damages which would reasonably compensate Seller is the sum of $100,000. Accordingly, Seller shall have the right to payment of the sum of $100,000 from Purchaser, as its sole and exclusive remedy and as liquidated damages, to recompense Seller for time spent and the loss of its bargain. Seller shall not seek or obtain injunctive relief, including, without limitation, specific performance.

         F. Seller has obtained from the New York State Department of Law a so-called "no-action letter" with respect to the sale hereunder (a copy of which has been furnished to Purchaser), which "no-action letter" shall be in full force and effect on the Closing Date as a condition thereto. In the event that by Closing, Seller has not obtained the requisite approvals necessary to convert the Property to a Condominium (viz., the securing of separate tax lot designations for the Units), then either party may terminate this Agreement in accordance with Section B of this Article 4. Seller shall use reasonable commercial efforts to obtain such separate tax lot designations for the Units. Either Party shall have the right to adjourn the Closing to enable Seller to obtain such separate tax lot designations and Seller shall continue diligently and in good faith to exercise such efforts to obtain such separate tax lot designations.

         G. All violations of law or municipal ordinances, orders, requirements or regulations noted in or issued by the Departments of Buildings, Fire, Labor, Health or other Federal, State, County, municipal and other governmental departments, agencies and authorities having jurisdiction against or affecting Unit 3 of which Seller has received notice on the date of this Agreement and any outstanding work orders and requirements of any company insuring the Property against casualty loss, shall be remedied by Seller, at its sole cost and expense, except that the cost of remedying violations relating to the fire safety system of the Property shall be borne by Purchaser and by Seller as a General Common Expense. The existence on the Closing Date of any such violations, work orders or requirements which are Seller's obligation to remedy shall not be deemed an objection to title nor a condition to Purchaser's payment of the Purchase Price on the Closing Date, but Seller's obligation to remedy any such violations, work orders or requirements shall survive the Closing. Seller shall furnish Purchaser with an authorization to make the necessary violation searches. Seller shall use reasonable efforts to remedy and obtain the dismissal of the violations, work orders or requirements which are Seller's obligation to remedy within six months of the Closing. The provisions of this Section G shall survive the Closing.

         5. TAX APPEALS

         Seller represents that there is a pending proceeding for the correction of the assessed valuation of the Property for the tax fiscal year 1996/97. Seller shall have the right, at its expense, to continue the proceeding and shall be entitled to retain any tax refund resulting therefrom, subject to Purchaser's rights under Section 51H of that certain lease between AEW #6 Corporation, as landlord, and Purchaser, as tenant, dated December 31, 1991, as amended (the "Government Lease").

         6. NOTICES

         All notices, demands, requests, consents, approvals and other communications (all of the foregoing, for the purposes of this Article, being herein collectively referred to as "Notices") required or permitted to be given under the terms of this

Agreement, shall be in writing, and shall be sent by hand delivery, by telecopier, by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, fully prepaid, and addressed to the Parties as follows:

To Seller:

                  Ampal Realty Corporation
                  c/o Ampal-American Israel Corporation
                  1177 Avenue of the Americas
                  New York, New York  10036
                  Attention: Lawrence Lefkowitz, President

and concurrently in the same manner to:

                 Kronish, Lieb, Weiner & Hellman LLP
                 1114 Avenue of the Americas
                 New York, New York 10036-7798
                 Attention: William J. Lippman, Esq.

To Purchaser:

                 The Government of Israel
                 800 Second Avenue
                 New York, New York  10017
                 Attention: Eli Zitouk, Chief Fiscal Officer

With copies thereof sent concurrently in the same manner to:

                 Arnold & Porter
                 399 Park Avenue
                 New York, New York  10022-4690
                 Attention: Keith Pattiz, Esq.

         All Notices shall be effective, as applicable, upon the date when delivered by hand or upon being deposited in the United States mail or with said overnight delivery service. However, the time period in which a response to any such Notice must be given shall commence to run from the date of receipt noted on the return receipt of the Notice by the addressee thereof. Rejection or other refusal to accept shall be deemed to be receipt of the Notice sent as of the date of such rejection or refusal. Either Party may, from time to time, by notice in writing served upon the other Party, in the same manner as prescribed in this Article, designate a different mailing address or a different or additional person to which all such Notices are thereafter to be addressed.

         7. REAL ESTATE BROKERS AND CONSULTANTS

         Each of Seller and Purchaser represents to the other that it has not dealt with any party in connection with this transaction who might be entitled to a commission or compensation from the representing party on account of introducing the Parties, the preparation or submission of this Agreement or the closing of the transactions contemplated hereby. Each of Seller and Purchaser hereby agrees to indemnify and hold harmless the other, and the other's successors and assigns, from and against any and all losses, claims, liabilities, expense, costs and/or damages including, without limitation, attorneys' fees and disbursements, arising out of, or in connection with, any claim by any party claiming to have dealt with the indemnitor for a commission or other compensation by reason of, or arising out of, the transaction contemplated hereby or herein.

         The provisions of this Article 7 shall survive, as applicable, the Closing and delivery of the Deed or the earlier termination of this Agreement.

         8. FEES AND DISBURSEMENTS OF COUNSEL, ETC.

         Each of the Parties shall bear and pay the fees and disbursements of its own counsel, accountants, consultants, engineers, architects and other advisors in connection with the negotiation and preparation of this Agreement, the transaction contemplated hereby and the Closing and delivery of the Deed. Seller shall bear and pay all expenses in connection with the formation of the Condominium. The provisions of this Article 8 shall survive, as applicable, the Closing and delivery of the Deed or the earlier termination of this Agreement.

         9. CLOSING OF TITLE

         Closing of title (herein referred to as the "Closing") shall take place at the office of Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036 on January 16, 1997 (herein referred to as the "Closing Date") at 10:00 a.m. or on such later date to which the Closing may be adjourned pursuant to this Agreement or by mutual agreement of the Parties. At the Closing, Seller and Purchaser will deliver to each other the items set forth in Exhibit B annexed hereto and made a part hereof.

         10. APPORTIONMENTS

         A. The following are to be apportioned as of 11:59 P.M. on January 15, 1997, unless the Closing Date occurs after January 16, 1997, in which case the following shall be apportioned as of 11:59 P.M. of the day next preceding the actual Closing Date (the "Apportionment Date"):

               (1) Rent, additional rent and all other charges payable by Purchaser under the Government Lease shall be apportioned between Seller and Purchaser for the month in which the Closing occurs. If Purchaser is in arrears in the payment of rent, additional rent or other charges on the Closing Date, the entire amount of such arrears shall be payable on the Closing Date.

               (2) Sewer rents, street vault charges, special assessments, if any, and the assessment of the 42nd Street Business Improvement District ("BID") on the basis of the fiscal year or period for which assessed, shall be apportioned between Seller and the Condominium except that if the Apportionment Date shall occur before the sewer rent, street vault charges, special assessment or BID assessment is fixed, then the apportionment of sewer rents, street vault charges, special assessments or BID assessment shall be upon the basis of the sewer rent, street vault charge, special assessment or BID assessment for the next preceding year and shall be re-apportioned, if necessary, after the amount thereof becomes fixed.

               (3) If there are water meters in Unit 3, Purchaser, to the extent that the same is obtainable, shall furnish a reading to a date prior, and as close as possible to, the Apportionment Date, and the unfixed meter charges, if any, based thereon for the intervening period shall be apportioned between Seller and the Condominium on the basis of such last reading, subject however to readjustment, as hereinafter provided. The reading taken subsequent to, and as soon as possible following, the Apportionment Date will then be apportioned on a per diem basis from the date of such reading immediately prior thereto and Seller shall either pay the undercharge to the Condominium, or be reimbursed the overcharge by the Condominium based upon a comparison of the readings taken prior and subsequent to the Apportionment Date. Unpaid water meter charges, sewer rents and other utility charges for direct service to a tenant other than Purchaser and for which such tenant is responsible for payment under the terms of its lease, or otherwise, shall not be objections to title if Seller is using reasonable commercial efforts to cause such tenant to pay such water meter charges, sewer rents or other utility charges.

               (4) Seller, Purchaser and the Condominium shall make their own arrangements for the closing and opening of separate accounts for utility charges and such charges shall not be prorated.

               (5) The payments and charges relating to the Service Contracts (hereinafter defined) set forth on Exhibit C annexed hereto and made a part hereof shall be apportioned between Seller and the Condominium as of the Apportionment Date.

               (6) The payments and charges relating to all licenses and permits affecting the entire Property shall be apportioned between Seller and the Condominium as of the Apportionment Date.

               (7) The value of building inventory and supplies for the common areas, including, without limitation, refrigerant for the Building's air conditioning system, soap, light bulbs and paper supplies, in unopened containers, in accordance with an inventory prepared by Seller, shall be apportioned between Seller and the Condominium as of the Apportionment Date.

               (8) The wages and fringe benefits of employees of the Property shall be apportioned between Seller and the Condominium as of the Apportionment Date.

         The Unit Owners will cause the Condominium to allocate the amounts set forth in paragraphs 2, 3, 5, 6, 7, and 8, payable by the Condominium between the Unit Owners in accordance with their respective percentage interests in the common elements of the Condominium as set forth in Exhibit A to this Agreement.

         Seller shall make all real estate tax payments for the tax year 1996/97 and there shall be no apportionment thereof between Seller and Purchaser.

         B. Seller and Purchaser agree that any errors or omissions in computing apportionments at Closing shall be corrected after the Closing.

         C. At Closing, Seller and Purchaser shall pay to the managing agent of the Property, their respective shares of the common expenses of the Condominium for the period from the Closing Date through the last day of the calendar month in which the Closing Date occurs. The payments to be made by Seller and Purchaser under this paragraph C shall be based upon the budgets attached to the Declaration as Schedules II and III.

         D. The provisions of this Article 10 shall survive the Closing and delivery of the Deed.

         11. CONDITION OF PROPERTY; SELLER'S COVENANTS

         A. Purchaser acknowledges and agrees that (i) Seller has made no representations or warranties with respect to the

Property or Unit 3, including, without limitation, the value, quality, character or physical condition of the Property or Unit 3 or with respect to compliance with the provisions of the Americans with Disabilities Act and (ii) it has received and reviewed the 800 Second Avenue Condition Report prepared by Stanley
H. Goldstein, P.C., dated May 18, 1995, as amended by Addendum No. 1 dated September 30, 1996. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor any officer, employee, consultant or other person representing or purportedly representing Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, or representations pertaining to the physical condition or state of repair of the Property or Unit 3, or any part thereof, the state of title thereof, the income, the expenses and operation thereof, the uses which can be made of the same or any other matter or thing with respect thereto. Without limiting the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, Seller is not liable or bound by (and Purchaser has not relied upon) any verbal or written statements, representations or any other information concerning the Property or Unit 3 furnished by Seller or any past or present officer, employee, consultant or other person representing or purportedly representing Seller. Purchaser further agrees that Seller shall not be responsible for any statements or representations of any kind furnished to Purchaser by any real estate broker or any other person or entity, except as specifically set forth herein.

         B. Purchaser represents that it has been afforded the opportunity to inspect, examine and make an independent investigation of the physical and environmental condition, value, layout and square footage of the Property and Unit 3, and agrees that Purchaser is purchasing, and is willing to accept, the same "AS IS" and "WHERE IS" (i.e., in the condition existing on the date of this Agreement), subject to natural deterioration and normal wear and tear and to the provisions of Article 13 of this Agreement.

         C. Except as provided on Exhibit J attached hereto, nothing in this Agreement shall require Seller to incur any expense of any kind whatsoever to repair, restore, or otherwise cure any condition or state of facts with respect to Unit 3 or the Property or to comply with any provisions of the Americans with Disabilities Act.

         D. Between the date of this Agreement and the Closing Date, Seller shall, at its sole cost and expense:

               (1) Maintain and operate the Property in substantially the same condition and manner as the Property is now maintained and operated by Seller, ordinary wear and tear, natural deterioration and damage by casualty excepted;

               (2) Permit Purchaser and its designated agents to inspect the Property and all books and records pertaining to the operation and maintenance thereof, at reasonable hours on business days upon reasonable notice;

               (3) Maintain all of the insurance policies referred to in Exhibit D annexed hereto and made a part hereof in full force and effect and not reduce the coverage provided therein;

               (4) Promptly deliver notice to Purchaser of any actual or threatened condemnation of the Property or any portion thereof;

               (5) Maintain all Permits (as hereinafter defined) in full force and effect;

               (6) Obtain all necessary governmental approvals in connection with the conveyance of Unit 3;

               (7) Promptly deliver to Purchaser copies of any work orders or requirements of any company insuring the Property against casualty loss actually received by Seller; and

               (8) Promptly deliver to Purchaser copies of any notes or notices of violation of law or ordinances, orders, requirements or regulations of any Federal, State, County, municipal or other governmental or quasi-governmental department, agency or authority relating to the Property actually received by Seller.

         E. From the date of this Agreement to the Closing Date, Seller shall not:

               (1) Modify, amend, renew, extend, terminate or otherwise alter any employment contracts affecting Unit 3, or increase any wages or fringe benefits payable to building and service employees, except any increase payable under existing Service Contracts;

               (2) Modify, amend, renew, extend, terminate or otherwise alter any of the Service Contracts, nor enter into any new maintenance or service contracts or any other agreements affecting Unit 3, without the prior written consent of Purchaser in each instance;

               The provisions of this Article 11 shall survive the Closing and delivery of the Deed or the earlier termination of this Agreement.

         12. TERMINATION OF GOVERNMENT LEASE

         On the Closing Date (a) the Government Lease shall terminate and all payments due thereunder from Purchaser as tenant shall be apportioned as of the Apportionment Date pursuant to Section 10 hereof and (b) Seller and Purchaser shall execute and deliver to each other general releases in the forms of Exhibits E and E-1 attached hereto.

         13. FIRE, CASUALTY AND CONDEMNATION

         A. In lieu of Section 5-1311 of the New York General Obligations Law, the following provisions shall apply to this Agreement: (i) If at any time prior to Closing, any portion of Unit 3 (a) is destroyed or damaged as a result of fire or any other casualty (hereinafter collectively referred to as "Casualty"), or (b) is taken under the power of eminent domain (hereinafter referred to as "Taking"), Seller shall promptly give written notice (hereinafter referred to as "Damage Notice") thereof to Purchaser. Any damage to or destruction of Unit 3 as a result of a Casualty or Taking shall be deemed to be immaterial if 10% or less of the rentable floor area of Unit 3 is damaged or unusable. If there shall be immaterial damage, neither Party shall have the right to terminate this Agreement and there shall be no abatement in the Purchase Price, and in lieu of any such abatement, Seller shall execute, acknowledge and deliver to Purchaser at the Closing, in counterparts, an assignment, expressly made without representation or warranty by Seller and without recourse to Seller, of Seller's interest in any net insurance or condemnation proceeds (that is, after expense of collection) which may be payable to Seller with respect to Unit 3 as a result of the Casualty or Taking, subject, however to Seller's right to receive reimbursement therefrom of any amounts paid or incurred by Seller for or on account of repairs and/or restoration prior to the Closing.

         B. If prior to the Closing there shall be material (i.e., more than 10% of the rentable floor area of Unit 3 is damaged or unusable) damage to, or destruction of, Unit 3 as a result of a Casualty or a Taking of Unit 3 or if there is damage to, or destruction of, the Common Elements as a result of a Casualty or a Taking which renders Unit 3 inaccessible and cannot be repaired and restored prior to Closing, Purchaser and Seller shall each have the right to terminate this Agreement by providing written notice to the other Party within ten (10) days after Purchaser's receipt of said Damage Notice. Upon such termination, all claims and obligations of the Parties, except as otherwise expressly provided herein, shall be immediately released and discharged. Notwithstanding any of the foregoing, in the event of such termination, the provisions of Articles 3, 7 and 8 hereof shall survive such termination. If neither Purchaser nor Seller elects to terminate this Agreement in accordance with the foregoing terms of this Paragraph B, there shall be no abatement in the Purchase Price and the net insurance or condemnation proceeds (that is, after expense of collection) shall be (i) delivered or assigned to Purchaser at the Closing with respect to damage to or a Taking of Unit 3, and/or
(ii) held in escrow by Seller and delivered to the Condominium Board of Managers at Closing to be applied in accordance with the provisions of the Declaration with respect to damage to or a Taking of the Common Elements, subject, however, to Seller's right to receive reimbursement therefrom of any amounts paid or incurred by Seller for or on account of repairs and/or restoration prior to the Closing.

         C. If there shall be damage to, or destruction of, the Common Elements as a result of a Casualty or Taking which does not prevent access to Unit 3, neither Party shall have the right to terminate this Agreement, and there shall be no abatement in the Purchase Price and the net insurance or condemnation proceeds (that is, after expense of collection) shall be held in escrow by Seller and delivered to the Condominium Board of Managers at Closing to be applied in accordance with the provisions of the Declaration, subject, however, to Seller's right to receive reimbursement therefrom of any amounts paid or incurred by Seller for or on account of repairs and/or restoration prior to the Closing.

         14. TITLE

         A. Seller agrees to transfer to Purchaser at Closing, good, marketable and insurable title (as the latter term is hereinafter defined) to Unit 3, subject to no liens, claims, encumbrances, rights-of-way, easements, restriction, reservations, covenants, conditions, claims, liabilities, charges, reversions or other agreements or any other matter affecting title, except for the permitted exceptions listed on Exhibit F attached hereto and made part hereof (the "Permitted Exceptions"). The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable (at standard rates without special premium) by Chicago Title Insurance Company or First American Title Insurance Company of New York without exception other than the Permitted Exceptions.

         B. Subject to Article 4 hereof, from and after the date hereof and until Closing or the earlier termination of this Agreement, Seller agrees that it will not create or permit to exist any lien, encumbrance or charge on Unit 3, or any part thereof (other than the Permitted Exceptions) without discharging or causing the same to be discharged at, or prior to, the Closing, except with the express written consent of Purchaser.

         15. NONASSIGNABLE CONTRACT

         Purchaser shall not have the right, without Seller's prior written consent, which consent may be withheld in Seller's sole discretion, to assign or transfer any of its rights, obligations and interest under this Agreement prior to the Closing.

         Any assignment or transfer of this Agreement made without Seller's prior written consent shall be void and a material breach of this Agreement and such assignee or transferee shall acquire no rights hereunder. The provisions of this Article 15 shall survive, as applicable, the Closing and delivery of the Deed or the earlier termination of this Agreement.

         16. REPRESENTATIONS AND WARRANTIES

         A. Purchaser represents and warrants to Seller as follows:

               (1) The person or persons executing and delivering this Agreement on behalf of Purchaser have all requisite and necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder or contemplated hereby and have been duly authorized to do so.

               (2) This Agreement is the legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         B. Purchaser represents that it has received from Seller the following information:

               (a) a statement of the estimated common charges for calendar year 1997;

               (b) a copy of the most recent income and expense statement for the Property;

               (c) a copy of the 800 Second Avenue Condition Report prepared by Stanley H. Goldstein, P.C. dated May 18, 1995, as supplemented by Addendum No. 1 dated September 30, 1996.

               (d) a copy of the certificate of occupancy for the Property; and

               (e) a copy of Seller's application for the "no- action letter" referred to in Section 4F and a copy of such"no- action letter."

         C. Seller represents and warrants to Purchaser as follows:

               (1) (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (b) Seller has the power and authority to sell and convey Unit 3 and to execute the documents referred to herein to be executed by Seller; (c) prior to the execution of this Agreement, Seller has taken all corporate actions required for the consummation of the transactions contemplated by this Agreement; and (d) this Agreement is the legal and binding obligation of Seller, enforceable against Seller in accordance with its terms.

               (2) There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Seller have actual knowledge of (a) any pending or threatened special assessments affecting the Property or (b) any contemplated improvements affecting the Property that may result in special assessments affecting the Property;

               (3) To the actual knowledge of Seller, all certificates of occupancy, licenses, certificates and permits (the "Permits") required to be issued by any governmental or quasi-governmental agency or authority or any board of fire underwriters or similar organization or institution for or used in connection with the operation of the Property (except Permits or certificates relating to the fire safety system) have been issued or have been applied and paid for and are in full force and effect; the current use and occupancy of the Property does not violate any of the Permits;

               (4) To the actual knowledge of Seller, there is no action or proceeding (zoning, environmental or otherwise) or governmental investigation pending, or threatened against, or relating to, Seller (insofar as it relates to the Property), the Property, or the transactions contemplated by this Agreement, except for the violations listed on Exhibit G attached hereto and made part hereof;

               (5) Seller has no actual knowledge of any pending or threatened condemnation or eminent domain proceedings relating to or affecting the Property;

               (6) There are no service or maintenance contracts or management agreements (written or oral) relating to or affecting the Property other than as set forth in Exhibit C (such contracts and agreements being hereinafter collectively referred to as the "Service Contracts") and true and complete copies of all of the Service Contracts, including all agreements, amendments, guarantees, and other documents relating thereto have been delivered to Purchaser and are described on Exhibit C and there are no other such agreements or documents, written or oral;

               (7) Each of the Service Contracts is in full force and effect, and to Seller's actual knowledge, none of the parties thereto is in default of any of its obligations thereunder, and no event has occurred that, with the giving of notice or passage of time, or both, would constitute a default thereunder;

               (8) All insurance policies held by Seller relating to or affecting the Property are described in Exhibit D and all of such policies are in full force and effect;

               (9) To Seller's actual knowledge, there are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to the Property or by any board of fire underwriters or other body exercising similar functions requiring or recommending any repairs or work to be done at the Property;

               (10) All vault charges, if any, due and payable on the Closing Date with respect to the Property will have been paid.

         D. All of the representations and warranties of each of Purchaser and Seller set forth in this Agreement and any Exhibit annexed hereto, or in any letter or certificate furnished pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date, and all of the representations, warranties and agreements of Purchaser and of Seller set forth in this Agreement shall survive the Closing for a period of six months, except that Purchaser's representations under Section A of this Article 16 and Sellers' representations under paragraph (1) of Section C of this Article 16 shall survive the Closing without limitation of time.

         E. Without limiting any of the rights of Seller and Purchaser provided for elsewhere in this Agreement, it is agreed that the obligations of Seller and Purchaser to close title under this Agreement are conditioned upon the accuracy of their respective warranties and representations and the due compliance by each with all of its agreements set forth in this Agreement. If, on or before the Closing Date, either Party determines that any of the other Party's representations or warranties is untrue, of if either Party has not complied with any of its agreements, covenants or obligations in this Agreement, then, in addition to any other remedies available under this Agreement, the Party in compliance with its agreements, covenants and representations may elect to terminate this Agreement by notice given to the other, in which event the termination provisions of Section B of Article 4 hereof shall apply; provided, however, that the Party whose representation or warranty is untrue or who has not complied with any of its agreements, covenants or obligations shall have the right, exercisable by written notice to the other Party within ten (10) days of receipt of the election to terminate this Agreement, to adjourn the Closing one or more times up to the Outside Date so as to make such representation or warranty true or to comply with such agreement, covenant or obligation on the Closing Date; in which event the other Party's election to terminate this Agreement shall be null and void.

         F. The provisions of this Article shall survive the Closing and delivery of the Deed, subject to the provisions of Section D of this Article 16. At the Closing, Purchaser shall deliver to Seller a certificate certifying that as of the date of Closing, the foregoing representations in Section A of this
Article 16 are true and correct, and Seller shall deliver to Purchaser a certificate certifying that as of the date of Closing the foregoing representations in Section C of this Article 16 are true and correct.

         17. DISCHARGE OF SELLER'S OBLIGATIONS HEREUNDER

         The delivery of the Deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except for any obligations specifically stated to survive the Closing or delivery of the Deed.

         18. SUBMISSION TO JURISDICTION; AGENT FOR SERVICE OF PROCESS

         Purchaser hereby agrees that only the Federal courts of the United States sitting in the Southern District of New York, the courts of the State of New York sitting in the City of New York and the courts of Israel shall have jurisdiction in respect of any legal action or proceeding brought against Purchaser and arising out of or relating to this Agreement ("Proceedings"). In respect of any such Proceeding which may be brought hereunder, Purchaser irrevocably submits to the jurisdiction of the Federal courts of the United States in the Southern District of New York, the courts of the State of New York sitting in the City of New York and the courts of Israel and waives any right of objection to the laying of venue in any such court, including, without limitation, any objection on the basis of inconvenient forum.

Purchaser irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

         Purchaser hereby appoints the Chief Fiscal Officer for the Western Hemisphere of the Ministry of Finance of the Government of Israel, whose office address is presently at 800 Second Avenue, 17th Floor, New York, N.Y. 10017, as its authorized agent ("Authorized Agent") to receive on its behalf service of process in any Proceeding which may be brought under the immediately preceding paragraph of this Article 18 in a Federal court of the United States in the Southern District of New York or in a New York State court in the City of New York. Such appointment shall be irrevocable until all amounts, if any, due or to become due under this Agreement have been paid by Purchaser to Seller, or unless and until a successor shall have been appointed as Purchaser's Authorized Agent and such successor shall have accepted such appointment. Purchaser agrees that it will at all times maintain an Authorized Agent to receive such service, as above provided. The failure of the Authorized Agent to give Purchaser notice of the service of any process shall not affect the validity of any Proceeding based on that process or any judgment obtained pursuant to it. Purchaser will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Article 18, or at such other address in the Borough of Manhattan in the City of New York, as may be the office of the Authorized Agent at the time of such service, and written notice of such service to Purchaser (mailed or delivered to Purchaser at the address set forth above) hereof shall be deemed, in every respect, effective service of process upon Purchaser. Upon receipt of such service of process the Authorized Agent shall advise the Ambassador of Israel to the United States and the Ministry of Finance of Israel promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service. Purchaser irrevocably and expressly waives the diplomatic immunity of Chief Fiscal Officer-Western Hemisphere of the Ministry of Finance of the State of Israel with respect to the acceptance of the service of process referred to herein pursuant to Article 32 of the Vienna Convention on Diplomatic Relations.

         In respect of any Proceedings which may be brought as provided in this Article, Purchaser irrevocably agrees not to assert the defense of immunity, on the grounds of sovereignty or otherwise, from jurisdiction, execution or attachment in aid of execution, personally and in respect of any of its property, including, without limitation, Unit 3.

         With respect to any Proceedings, neither the appointment of the Authorized Agent nor the waivers agreed to in this Article shall be interpreted to include actions brought under the United States Federal securities laws or any State securities laws.

         19. Intentionally Omitted

         20. PUBLICITY

         Seller and Purchaser agree that a press release announcing the transaction contemplated by this Agreement may be given, and any filings with governmental agencies required by law or regulation with respect to the transaction contemplated by this Agreement may be made, by Seller on the date of execution of this Agreement or at any time thereafter. Purchaser shall have the right to review any press release issued by Seller within the first 30 days after the Closing provided, however, that Purchaser's comments, if any, must be received by Seller on the same day on which the press release is submitted to Purchaser for review.

         21. LIMITATION ON LIABILITY

         Notwithstanding any other provision hereof, it is hereby specifically understood and agreed that there shall be absolutely no personal liability on the part of Seller or Purchaser or their respective successors or assigns, with respect to any of the terms, covenants and conditions of this Agreement, and each of the Parties shall look solely to the equity of the other, or such successors or assigns, in the Property prior to Closing and thereafter in Unit 1, Unit 2 or Unit 3, as the case may be, for the satisfaction of each and every remedy of Purchaser in the event of any breach by either Party of any of its terms, covenants and conditions of this Agreement, such exculpation of personal liability to be absolute and without any exception whatsoever.

         22. MISCELLANEOUS

         A. Counterparts; Captions and Headings: This Agreement may be executed in counterparts, each of which shall be deemed an original. Captions and headings used herein are for reference only and shall in no way be deemed to define, limit, explain, or amplify any provision hereof.

         B. No Oral Change: This Agreement may not be changed or canceled orally but only by a written agreement executed by both of the Parties.

         C. Prior Understanding: This Agreement and the Exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and all understandings and agreements heretofore or simultaneously had between the Parties are merged in and are contained in this Agreement.

         D. Waivers; Extension: No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

         E. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements of this type made and to be performed in the State without giving effect to its principles of conflicts of law.

         F. Pronouns: All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

         G. Calculation of Time Periods: With respect to any time periods set forth herein which commenced from the date of this Agreement, it is understood and agreed that such time period commences from the date of final execution of this Agreement by the Parties, including execution of any riders or amendments hereto, if any, and the initialing of changes, if required, and the date of this Agreement shall be the date the last signatory executes, initials, and dates this Agreement and any such riders or amendments.

         H. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective legal representatives, heirs, executors, administrators, and their permitted successors and assigns.

         IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed by their respective duly authorized representative(s) as of the day and year first above written.

                                     SELLER:
                                     AMPAL REALTY CORPORATION


                                     By: /s/ Lawrence Lefkowitz
                                         ----------------------
                                         Lawrence Lefkowitz
                                         President


                                     PURCHASER:
                                     THE GOVERNMENT OF ISRAEL


                                     By: /s/ Eli Zitouk
                                         ----------------------
                                     Name:  Eli Zitouk
                                     Title: Chief Fiscal Officer

                                     By: /s/ Eldad Fresher
                                         ----------------------
                                     Name:  Eldad Fresher
                                     Title: Deputy Chief Fiscal Officer

================================================================================

                                                                       Exhibit A

                                   DECLARATION


                       Establishing a Plan for Condominium
                              Ownership of Premises
                      800 Second Avenue, New York, New York
                  Pursuant to Article 9-B of the Real Property
                          Law of the State of New York



Name -
           800 Second Avenue Condominium

Declarant -
                      Ampal Realty Corporation
                      1177 Avenue of the Americas
                      New York, New York 10036


      Date of Declaration - December 12, 1996

The land affected by the within instrument lies in Block 1335, Section 5 on the Tax Map of the Borough of Manhattan, City of New York

                                   BLOCK 1335
                                   F/K/A LOT 1
                         N/K/A LOTS 1001/1003 Commercial

                      KRONISH, LIEB, WEINER & HELLMAN LLP
                            Attorneys for Declarant
                          1114 Avenue of the Americas
                            New York, New York 10036


================================================================================

                              INDEX TO DECLARATION

Section      Subject                                                       Page
-------      -------                                                       ----

1.     Submission of Property.................................................1

2.     Building...............................................................1

3.     Name of Condominium....................................................1

4.     Units..................................................................1

5.     Dimensions of Units....................................................2

6.     Use of Building and Units..............................................3

7.     Common Elements........................................................4

8.     Sales and Leases of Units..............................................7

9.     Determination of Percentages in Common Elements........................9

10.    Encroachments..........................................................9

11.    Easements.............................................................10

12.    Person to Receive Service of Process..................................11

13.    Units Subject to Declaration, By-Laws and Rules and Regulations.......11

14.    Amendment of Declaration..............................................12

15.    Changes in the Units..................................................12

16.    Signs.................................................................14

17.    Maintenance and Use of General Common Elements........................14

18.    Maintenance and Repair of the Units...................................16

19.    Board of Managers.....................................................19

20.    Expenses and Profits..................................................20

21.    Mortgages on Units; Suits.............................................24

22.    Insurance.............................................................25

23.    Repair or Reconstruction After Fire or Other Casualty.................28

24.    Eminent Domain........................................................31

25.    Unit 1 Leases.........................................................33

26.    Compliance and Default................................................33

27.    Restrictions..........................................................34

28.    Termination...........................................................34

29.    Covenants Running With the Land.......................................35

30.    Security..............................................................35

31.    Invalidity............................................................35

32.    Waiver................................................................35

33.    Captions..............................................................35

34.    Gender................................................................35

35.    Estoppels.............................................................35

36.    Consents..............................................................36

37.    Further Assurances....................................................36

38.    Exculpation...........................................................36

39.    Consent No Longer Required............................................36

40.    Notices...............................................................36

41.    Submission to Jurisdiction; Agent for Service of Process..............37

       Exhibit A.     Description of Land
       Exhibit B.     Description of Building
       Exhibit C.     List of Units
       Schedule I.    Permitted Exceptions
       Schedule II.   Operating Budget
       Schedule III.  Capital Improvement Budget

Declaration Establishing 800 Second Avenue Condominium for Premises 800 Second Avenue, New York, New York, Pursuant to Article 9-B of the Real Property Law of the State of New York.

        Ampal Realty Corporation, a New York corporation, whose principal office is situated at 1177 Avenue of the Americas, New York, New York 10036, hereinafter referred to as the "Declarant," does hereby declare:

        1. Submission of Property. The Declarant hereby submits the land described on Exhibit A attached hereto and made part hereof (hereinafter called the "Land"), together with the building and improvements thereon erected (hereinafter called the "Building"), owned by the Declarant in fee simple absolute and all other easements, rights and appurtenances belonging thereto, and all other property, personal or mixed, intended for use in connection therewith (the Land, the Building and said easements, rights, appurtenances and other property hereinafter collectively called the "Property"), to the provisions of Article 9-B of the Real Property Law of the State of New York (the "New York Condominium Act"), subject to the exceptions to title set forth on
Schedule I attached hereto and made part hereof.

        2. Building. A description of the Building, including the number of stories, basements and units and the principal materials of which it is constructed, is set forth in Exhibit B attached hereto and made a part hereof.

        3. Name of Condominium. This condominium shall be known as "800 Second Avenue Condominium" (hereinafter called the "Condominium").

        4. Units. Annexed hereto and made part hereof as Exhibit C is a list of the units in the Condominium, their designations and tax lot numbers, locations, approximate square foot areas, Common Elements (as defined in Section 7 hereof) to which each has immediate access (all as shown on the floor plans of the Building, certified by Hurley & Farinella, Architects, (the "Floor Plans") annexed hereto and intended to be filed in the Office of the New York City Register, New York County simultaneously with the recording of this Declaration), and the common interest of each unit in the Common Elements. The unit shown on the Floor Plans as Unit 1 is herein sometimes called "Unit 1." The unit shown on the Floor Plans as Unit 2 is herein sometimes called "Unit 2." The unit shown on the Floor Plans as Unit 3 is herein sometimes called "Unit 3." Unit 1, Unit 2 and Unit 3, and any units resulting from the subdivision or recombination of any of them, are herein sometimes called collectively the "Units" and individually a "Unit." The owner of a Unit is hereafter sometimes called a "Unit Owner."

        5. Dimensions of Units. (a) As shown on the Floor Plans, each Unit consists of the area on each floor comprising the Unit measured (i) horizontally from the Unit side of the glass or block work or concrete work constituting the exterior walls to the Unit side of the opposite glass or block or concrete exterior walls or the center line of the partitions separating a Unit from other Units and from Common Elements and (ii) vertically from the top of the concrete floor slab on each floor comprising the Unit to the underside of the floor slab above, except that (1) any Common Elements located within any Unit shall not be considered part of that Unit and (2) in any instance where a floor of a Unit is above or below a floor of the same Unit, the concrete floor slab between such floors shall be a part of such Unit.

        (b) Each Unit includes all security systems, plumbing, air conditioning and heating fixtures and equipment, including, without limitation, perimeter heating enclosures, ventilating equipment, domestic hot water heating equipment, air conditioning units, and other fixtures and appliances as may be affixed, attached or appurtenant to such Unit but shall not include any of the foregoing that are described in this Declaration or on the Floor Plans as Common Elements or Limited Common Elements. Plumbing, air conditioning and heating fixtures and equipment as used in the preceding sentence shall include, without limitation, exposed water pipes attached to fixtures, appliances and equipment and the fixtures, appliances and equipment to which they are attached, and any special pipes or equipment which a Unit Owner may install within a wall or ceiling, or under any floor, but shall not include water or other pipes, conduits, wiring or ductwork within the walls, ceilings or floors or mechanical systems that are described as General Common Elements. Each Unit shall also include the windows, window glass and window frames, all lighting and electrical fixtures and appliances within the Unit and any special equipment, fixtures or facilities affixed, attached or appurtenant to the Unit to the extent located within a Unit and serving or benefiting only that Unit.

        (c) Subject to the provisions of Section 8(c) hereof, each Unit Owner shall have the right, without the consent of the Board of Managers or any other Unit Owner, to i) subdivide its Unit into separate Units and recombine Units resulting from the subdivision; ii) alter any boundary walls between one or more of its subdivided Units; and iii) apportion among subdivided or combined Units their appurtenant interests in the Common Elements in accordance with the provisions of the New York Condominium Act, provided, however, that in each instance the Unit Owner shall comply with all applicable laws, ordinances and regulations of all governmental authorities having or asserting jurisdiction and shall agree to hold the Board of Managers and all other Unit Owners harmless from any liability, damage, cost, obligation or expense arising from the failure to comply with such applicable laws, ordinances and regulations. The provisions of this paragraph (c) may not be amended, added to or deleted without the unanimous consent of all of the Unit Owners. In no case may the subdivision or recombining of the Unit result in a greater or lesser percentage of common interest in the Common Elements for the total of the new Units created by such subdivision or recombination than existed for the Unit before such subdivision or recombination. The Unit Owner shall promptly execute and record in the New York City Register's Office appropriate amendments to this Declaration reflecting a subdivision or recombination and at the request of such Unit Owner, at such Unit Owner's expense, the Board of Managers shall also execute such amendments to this Declaration and any application or other document required to be filed with any governmental authority having or asserting jurisdiction, including, without limitation, applications for an amended certificate of occupancy for the Building, to effect subdivision of the Unit and recombining of Units resulting from subdivision.

        6. Use of Building and Units. (a) Subject to the provisions of this Declaration and the By-Laws (collectively, the "Condominium Documents"), each Unit may be used for any lawful purpose.

        (b) No Unit Owner shall, or permit any tenant, subtenant, concessionaire, franchisee, licensee or other occupant to, conduct any sales in, at or from the Unit using the auction method (except in connection with charitable purposes), fire sales or going out of business sales.

        (c) So long as The Government of Israel ("The Government") is then the Unit Owner of Unit 3 or any part thereof, The Government shall have the right to operate in Unit 3 (or the part thereof then owned by The Government) one or more "duty-free" shops for sale to employees of The Government only.

        (d) No Unit Owner shall do, or suffer or permit to be done, anything in a Unit which would impair the soundness or safety of the Property, or which would result in the cancellation of insurance applicable thereto, or which would be in violation of any laws, ordinances or regulations of any governmental authority having or asserting jurisdiction, or the requirements of insurance bodies or the Condominium Documents.

        (e) No Unit Owner shall, without the approval of the Board of Managers (which shall not be unreasonably withheld or delayed) replace any window frames or window glass above the ground floor (except that in an "emergency," as defined in paragraph (e) of Section 18 hereof no such approvals shall be required) or place or suffer to be placed or maintained (i) on any door, wall or window of any Unit above the ground floor which is visible from outside such Unit, or upon any door, wall or window of the Common Elements, any sign, awning or canopy, decoration, lettering or advertising matter or other thing of any kind or (ii) anything in any Unit above the ground floor which shall be visible from the exterior thereof other than ordinary furniture, furnishings, fixtures or equipment.

        (f) If any governmental license or permit shall be required for the proper and lawful conduct of business in a Unit, and if failure to secure such license or permit would in any way affect the Building, any other Unit Owner or the Board of Managers, the Unit Owner shall duly procure, or cause the tenant or other occupant of the Unit to procure, and thereafter maintain, and at all times comply with the terms and conditions of such license or permit and submit a copy thereof to the Board of Managers.

        (g) The Building shall be used solely for the purposes for which the Units may be used.

        7. Common Elements. The common elements of the Condominium are divided into Limited Common Elements and General Common Elements (collectively, the "Common Elements").

        (a) Limited Common Elements

        (i) The set-back at floor numbered 12, as shown on the Floor Plans, shall be a Limited Common Element for the exclusive use of the Unit Owner of Unit 3, which shall have the right, at its sole cost and expense, to install thereon (x) a "dry cooler" and/or condenser for its supplemental air conditioning system and (y) so long as The Government is the Unit Owner of Unit 3 or any part thereof, a State of Israel flag.

        (ii) The passenger elevators (and their machinery, pits and slab openings) serving floors numbered 2 through 9, as shown on the Floor Plans, shall be a Limited Common Element for the exclusive use of the Unit Owner of Unit 2 and the Unit Owners of any Units resulting from the subdivision of Unit
2. The passenger elevators (and their machinery, pits and slab openings) serving floors numbered 10 through 18, as shown on the Floor Plans, shall be a Limited Common Element for the exclusive use of the Unit Owner of Unit 3 and the Unit Owners of any Units resulting from the subdivision of Unit 3.

        (iii) If a Unit is subdivided, a dividing wall or walls or a concrete floor slab or slabs between subdivided Units shall be deemed Limited Common Elements for the exclusive use of the Unit Owners whose Units are separated by such walls or floor slabs. In addition, all lavatories and all drains, vents, flues, condensate and refrigerant lines, air conditioning and other mechanical equipment, including, without limitation, air handlers (except equipment installed by the Unit Owner or tenants of the Unit) used by only one Unit or used in common by two or more subdivided Units shall be deemed Limited Common Elements for the exclusive use of such Unit or subdivided Unit, and any areas so designated as Limited Common Elements on the Floor Plans shall be deemed Limited Common Elements for the exclusive use of the Unit Owners as indicated on the Floor Plans.

        (iv) The responsibility for the cost of maintaining, repairing and replacing Limited Common Elements and any additions, alterations or improvements thereto shall be borne entirely by the Unit Owner or Unit Owners having the exclusive use thereof.

        (b) General Common Elements

        The General Common Elements consist of all Common Elements (as shown on the Floor Plans) other than Limited Common Elements, including, without limitation, the following:

        i)      the Land;

        ii) all exterior and main walls, foundations and footings of, and sidewalks adjacent to, the Building;

        iii) all passages and corridors, floor and ceiling slabs, mechanical and other rooms, areas and spaces (including fire stairs) located in the Building serving the Units which are not Limited Common Elements or part of a Unit;

        iv) all columns, girders, beams, supports, pillars and interior load-bearing walls of the Building;

        v)      the roofs of the Building;

        vi) central and appurtenant installations for services such as power, light, gas, hot and cold water, heating, air conditioning, ventilating and incinerating;

        vii) storage spaces and premises for the use of cleaning and security personnel and other persons employed for the operation of the

                Property, but only to the extent shown as General Common Elements on the Floor Plans;

        viii) machinery, electrical and telephone equipment rooms and vaults, but only to the extent shown as General Common elements on the Floor Plans;

        ix)     the truck loading dock and loading areas;

        x) the portion of the lobby of the Building to the extent shown as General Common Elements on the Floor Plans and the air conditioning unit serving such portion of the lobby;

        xi) Elevator No. 3, as shown on the Floor Plans, and the elevator adjacent to the truck loading dock;

        xii)    the development rights appurtenant to the Property; and

        xiii) all other parts of the Building and the apparatus, installations, systems, equipment and facilities in the Building or on the roofs thereof (including shafts, pipes, wires, ducts, cables, conduits, lines, risers, switch-gear equipment, cooling towers, pumps, chiller units, generators, exhaust and fire safety and other emergency systems and window cleaning equipment) which serve or benefit or are necessary or convenient for the existence, maintenance or safety of the Units.

        Each Unit Owner shall have the right at its sole expense to install and permit a tenant or subtenant to install utility systems in its Unit or in the General Common Elements or the Limited Common Elements for the exclusive use of its Unit or Units, including, without limitation, heating, ventilating, air conditioning, plumbing, electrical, security, domestic hot water and elevator systems, serving only that Unit or Units, provided, however, that such installation shall not materially and adversely affect the use by the other Unit Owners of their Units and shall comply with all laws, rules and regulations of the governmental authorities having or asserting jurisdiction. In the event any Unit Owner elects to install, or permits a tenant or subtenant to install heating, ventilating, air conditioning and/or domestic hot water systems for the exclusive use of its Unit, then from and after the date of completion of such installation, the Board of Managers shall reapportion the cost of the heating, ventilating, air conditioning and/or domestic hot water systems serving the remainder of the Building (including, without limitation, the cost of fuel for and operation, repair, maintenance and replacement of such system and the wages, benefits and other compensation of employees and/or contractors retained to operate, repair, maintain and/or replace such system) to the Unit Owners in such proportion as shall be fair and equitable.

        Elevator No. 3, as shown on the Floor Plans, shall be available for use as a freight elevator during the hours of 6:00 p.m. to 8:00 a.m. on business days and, upon at least 24 hours prior notice to the managing agent of the Condominium, as needed, during the hours of 10:00 a.m. to 4:00 p.m. on business days and at any time on Saturdays and Sundays. The cost of any elevator attendant required to operate Elevator No. 3 between the hours of 6:00 p.m. and 8:00 a.m. on business days and on Saturday and/or Sunday shall be paid by the Unit Owner requesting the use thereof.

        8. Sales and Leases of Units. (a) Subject to the provisions of Sections 8(c) and 8(d) hereof, each Unit Owner shall be free and without restriction to sell to any third party its Unit (or any subdivision thereof) together with (i) the interest in the Common Elements appurtenant thereto and (ii) the interest of the Unit Owner in any other assets of the Condominium, provided such third party agrees to be bound by the provisions of this Declaration and the By-laws.

        (b) Each Unit Owner may, at any time and from time to time, lease its Unit or any portion or portions thereof, provided that any such lease shall be subject and subordinate to the Condominium Documents. The Board of Managers shall have the right to terminate such lease and/or evict (by summary proceedings or otherwise at the election of the Board of Managers) the tenant thereunder in the event of (i) a violation by the tenant of the Condominium Documents (other than a violation by a tenant that is an Affiliate (as hereinafter defined) of a Unit Owner) or (ii) foreclosure of the lien granted by
Section 339-z of the Condominium Act. If a Unit Owner notifies the Board of Managers of the name and address of a tenant or subtenant of any portion of its Unit, the Board of Managers shall, as requested by the Unit Owner, give such tenant or subtenant notice of any default by the Unit Owner and/or by such tenant or subtenant under the Condominium Documents and a period of not less than 30 days after such notice to cure the default, provided, however, that if the default is of such nature that it cannot be cured within 30 days and if the tenant or subtenant commences within said 30-day period to cure the default and diligently prosecutes the same to completion, the tenant or subtenant shall have such additional period of time as may be necessary to cure the default. As used in this Declaration, the term "Affiliate" means, as to any designated Person, any other Person which Controls, is Controlled by, or is under common Control with such designated Person, including, without limitation, a natural person and his or her spouse, children, parents and other family members; the term "Control" means (i) the ownership, direct or indirect, of more than 50% of the voting stock of a corporation or
(ii) in the case of a Person which is not a corporation, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person; and the term "Person" means a natural person, corporation, partnership, association, limited liability company, trustee or other legal entity.

        (c) Declarant shall not transfer its fee simple interest in any Unit unless and until there shall have been filed with the New York State Department of Law prior to such transfer an offering statement or prospectus pursuant to
Section 352-e of the General Business Law of the State of New York or unless such transfer is exempted under such Section by rule or action of the New York State Attorney General or a no-action letter is issued by the New York State Department of Law under such Section; provided, however, that the requirements of this Section 8(c) shall not apply (i) in the event the Declarant transfers its interest in Unit 3 to any Affiliate of Declarant, or (ii) in the event the Declarant or an Affiliate of Declarant transfers its interest in all of the Units owned or leased by Declarant or an Affiliate of Declarant at the time of such transfer to a single transferee, provided that by the terms of the instrument of transfer such transferee is bound by the restrictions on transfer imposed upon Declarant pursuant to this Section 8(c) or (iii)(x) to the purchase of any Unit at foreclosure sale by the mortgagee, its designee or nominee, or any other purchaser at such sale; (y) to the acceptance by such mortgagee, its designee or nominee or any other purchaser at the foreclosure sale, of a deed to any Unit in lieu of foreclosure; or (z) to the transfer of all such Units by such mortgagee, its designee or nominee or any other purchaser at the foreclosure sale to a single transferee, provided that by the terms of the instrument of transfer such transferee is bound by the restrictions on transfer imposed on Declarant pursuant to this Section 8(c). A no-action letter has been issued by the New York State Department of Law with respect to the sale of Unit 3 by Declarant to The Government.

        (d) If Declarant or an Affiliate of Declarant (the "Offeree") obtains a bona fide offer which the Offeree desires to accept (the "Offer") for the purchase of Unit 2 or any portion of Unit 2 containing the ninth floor of the Building, together with the undivided interest in the Common Elements appurtenant thereto (the "Offer Property"), and The Government is then the Unit Owner of Unit 3 or any part thereof, the Offeree shall give notice to The Government of the Offer, the name and address of the proposed purchaser and the terms of the proposed transaction, and shall offer to sell the Offer Property to The Government at the same price and on the same terms and conditions as contained in the Offer. Within 30 days after receipt of such notice, The Government may elect, by notice to the Offeree accompanied by a check in an amount equal to 10% of the purchase price, to purchase the Offer Property on the same terms and conditions as contained in the Offer, and the balance of the purchase price shall be payable by wire transfer of immediately available Federal Funds at Closing (as hereafter defined). The closing ("Closing") shall be held at a mutually acceptable place and time on a date not more than 60 days after The Government shall have given notice of its election to purchase. Title to the Offer Property being purchased shall be conveyed in its then "as is" condition and free of all liens and encumbrances except those subject to which the Declarant acquired the Offer Property on the date of this Declaration, by bargain and sale deed without covenant against grantor's acts in the form required by the New York Condominium Act. General Common Charges and real estate taxes shall be apportioned as of the Closing. The Offeree shall pay all transfer taxes on the conveyance. If The Government exercises its right to purchase under this Section 8(d), the Offer Property shall become part of Unit 3, the appurtenant interest in the Common Elements of Unit 3 shall be increased based upon the rentable floor area of the Offer Property, and the percentage of interest in the Common Elements appurtenant to any remaining portion of Unit 2 shall be decreased accordingly.

        If The Government does not exercise its right to purchase, the Offeree shall be free to sell the Offer Property to the proposed purchaser on the terms contained in the Offer.

        Notwithstanding anything to the contrary contained in this Section 8(d), The Government shall have the right granted herein to purchase the Offer Property only if at the time it gives notice of its election to purchase, The Government certifies in writing to Offeree that in The Government's reasonable judgment, occupancy by the proposed purchaser will adversely affect its security.

        9. Determination of Percentages in Common Elements. The proportionate undivided interest, in fee simple absolute, expressed as a percentage or a decimal, in the Common Elements appurtenant to each Unit is based upon the approximate proportion that the rentable floor area of the Unit bears to the aggregate rentable floor area of all the Units. The aggregate common interest for all Units is 100%. The common interest appurtenant to each Unit may not be changed without the prior written consent of the affected Unit Owners, except as otherwise provided in this Declaration.

        10. Encroachments. If any portion of the Common Elements now encroaches upon any Unit, or if any Unit now encroaches upon any other Unit or upon any portion of the Common Elements, as a result of the construction of the Building, or if any such encroachment shall occur hereafter as a result of settling or shifting of the Building, or by reason of the repair and/or restoration by the Board of Managers of the Building, any Unit or the Common Elements, a valid easement for the encroachment and for the maintenance thereof so long as the Building stands, shall exist. In the event the Building, a Unit, any adjoining Unit or any adjoining Common Element shall be partially or totally destroyed as a result of fire or other casualty or as a result of condemnation or eminent domain proceedings, and then rebuilt, encroachments of parts of the Common Elements upon any Unit or of any Unit upon any other Unit or upon any portion of the Common Elements, because of such rebuilding, shall be permitted, and valid easements for such encroachments and the maintenance thereof shall exist so long as the Building shall stand.

        11. Easements.

        (a) Each Unit Owner shall have an easement in common with the owners of the other Units to use all pipes, flues, wires, ducts, cables, conduits, vents, ventilating shafts, utility lines, equipment rooms and other General Common Elements located in other Units and serving its Unit. Each Unit shall be subject to an easement in favor of the owners of the other Units to use all pipes, flues, ducts, cables, wires, conduits, vents, ventilating shafts, utility lines, equipment rooms and other General Common Elements serving such other Units and located in such Unit.

        (b) The Board of Managers shall have the right to establish, grant and create easements for any additional underground electric, transformer, steam, amplifier, gas, cable television, telephone, water, storm drainage, sewer or other utility lines and appurtenances on, under and through the Property and to relocate any existing utility, sewer and drainage easements in any portion of the Property if the Board of Managers shall deem it necessary or desirable for the proper operation and maintenance of the Property or any portion thereof, or for the general health or welfare of any Unit Owner or its tenants, provided that such additional utilities or the relocation of existing utilities will not
(i) prevent or unreasonably interfere with the use of the Units or access thereto, (ii) adversely affect the value of a Unit, (iii) result in a mechanic's lien against any portion of the Property, or (iv) so long as The Government is the Unit Owner of Unit 3 or any portion thereof, interfere with the security of Unit 3 or said portion of Unit 3, as determined in the reasonable judgment of The Government. Any utility company or public benefit corporation furnishing services to the Property, and the employees and agents of any such company or corporation, shall have the right of access to each Unit and to the Common Elements in furtherance of such easements, provided such right of access is exercised in such a manner as not unreasonably to interfere with the use of the Units.

        (c) Each Unit shall be subject to an easement in favor of the other Units for the installation, maintenance, repair and replacement of gas, electricity, heating, air conditioning, ventilating and water lines and meters and fixtures and equipment serving the other Units, provided that no such easement shall materially reduce the rentable square foot area of the Unit subject to the easement or unreasonably interfere with the use of the Unit subject to the easement and further provided that the owner of the Unit subject to the easement shall have the right to designate the location of the aforesaid lines, meters, fixtures and equipment to the extent reasonably practicable. The owner of the Unit having the benefit of the easement shall (i) give the other Unit Owner reasonable notice, except in an "emergency" (as defined in paragraph
(e) of Section 18 hereof), prior to commencing any installation, maintenance, repair or replacement, (ii) deliver plans and specifications to the other Unit Owner at least 30 days prior to commencing any such installation for such other Unit Owner's reasonable approval, (iii) construct such installation in accordance with such plans and specifications and perform any such installation, maintenance, repair or replacement in accordance with all applicable laws and regulations, (iv) diligently prosecute any such installation, maintenance, repair or replacement to completion, (v) restore such other Unit to substantially its condition prior to the commencement of such installation, maintenance, repair or replacement and (vi) otherwise perform all work in connection therewith in such manner as to minimize interference with the occupants of the other Unit.

        (d) The user of any easement granted by paragraphs (b) and (c) of this
Section 11 shall have the responsibility of repairing any damage resulting therefrom and such user hereby indemnifies and holds harmless the owner of the Unit subject to such easement from and against any expenses, damages, losses, costs and other liabilities arising out of such user's failure to repair such damage as provided for herein.

        12. Person to Receive Service of Process. The person holding the office of President of the Board of Managers of the Condominium from time to time (or in the absence of the President, any other member of the Board of Managers) is hereby designated to receive service of process in any action which may be brought against the Condominium. In the event of service of process, the President shall promptly notify, and send copies of any documents received to, the other members of the Board of Managers.

        13. Units Subject to Declaration, By-Laws and Rules and Regulations. All present and future Unit Owners, tenants and occupants of Units shall be subject to and shall comply with the provisions of this Declaration and the By-Laws and with the Rules and Regulations adopted by the Board of Managers, as they may be amended from time to time. The acceptance of a deed or conveyance or the entering into of a lease or the entering into occupancy of a Unit shall constitute an agreement that the provisions of this Declaration, the By-Laws and the Rules and Regulations, as they may be amended from time to time, are accepted and ratified by such Unit Owner, tenant or occupant, and all of such provisions shall be deemed and taken to be covenants running with the land and shall bind any person having at any time any interest or estate in such Unit, as though such provisions were recited and stipulated at length in each and every deed or conveyance or lease thereof.

        14. Amendment of Declaration. (a) Any Unit Owner or a member of the Board of Managers may propose an amendment to this Declaration except as otherwise provided in this Declaration. A copy of the text of the proposed amendment shall be given in writing to the other Unit Owners and the Board of Managers. The Board of Managers shall by written notice to the Unit Owners fix a date, not sooner than fifteen (15) days and not later than sixty (60) days from the date a copy of the proposed amendment is received, for a meeting of the Unit Owners for the purpose of considering and voting upon the amendment.

        (b) No amendment, modification, addition or deletion to this Declaration shall be effective until (i) approved by the vote of at least 51% in common interest of all Unit Owners, cast in person or by proxy at a meeting duly held in accordance with the provisions of the By-Laws and (ii) recorded with the New York City Register. Any such amendment, modification, addition or deletion shall be executed by the Board of Managers. Prior to recording with the New York City Register, a copy of each amendment to this Declaration shall be certified by the Board of Managers as having been duly adopted. A copy of each amendment so certified and bearing the date of recording shall be promptly sent to each Unit Owner by the Board of Managers. Notwithstanding anything to the contrary contained in this Section 14, (x) an amendment reflecting the combination or subdivision of any Unit in accordance with Section 5(c) of this Declaration shall not require the approval of Unit Owners or the Board of Managers, (y) so long as The Government is then the Unit Owner of Unit 3 or any part thereof, the provisions of Section 6(c), Section 8(d), Section 15, Section 18(f), Section 18(j), Section 20(d) and Section 41 shall not be amended, modified or deleted without the prior written approval of The Government, and (z) the provisions of this Section 14(b) shall not be amended, modified or deleted without the prior written approval of all Unit Owners.

        15. Changes in the Units. Except to the extent prohibited by law, each Unit Owner shall have the right, without prior notice and without the vote or consent of any party, to: (a) make alterations, additions or improvements

(collectively, the "Alterations"), whether structural or non-structural, ordinary or extraordinary, in, to and upon its Unit and the Limited Common Elements appurtenant thereto and (b) change the layout of its Unit from time to time; provided, however, that the percentage of interest in the Common Elements of the other Units shall not be changed by reason thereof unless the Unit Owners of such Units shall consent thereto and provided further that with respect to both (a) and (b) above i) in each case where plans would be required to be filed with municipal authorities under applicable law and regulations, plans and specifications detailing the proposed Alteration are delivered to the Board of Managers prior to the commencement of construction and "as-built" plans and specifications are delivered to the Board of Managers upon completion of construction, ii) each Alteration shall be completed in a good and workmanlike manner, iii) no Alteration shall impair the structural soundness, safety or integrity of the Building or impose additional load requirements on any Building utility system in excess of the capacity originally provided for the Unit Owner,
iv) prior to commencement of any Alteration, builder's risk insurance, liability insurance and workers' compensation coverage shall be provided in such reasonable amounts as may be determined by the Board of Managers and such liability insurance shall name the Board of Managers, the other Unit Owners and any managing agent of the Condominium as additional insureds, provided, however, that The Government shall have the right to self-insure with respect to any insurance other than commercial general liability insurance, v) all contractors shall be approved in advance by the Board of Managers, which shall maintain a list of not less than 10 approved contractors for each trade and shall not unreasonably withhold or delay consent to approval of other contractors; provided, however, that for so long as The Government owns at least 51% of the rentable floor area of Unit 3, The Government shall not be required to comply with this Subsection (v), vi) no Alteration shall affect the Building facade or any other General Common Elements (unless, with respect to General Common Elements other than the facade, the relocation or replacement thereof does not materially and adversely affect the other Units and is performed at the sole cost and expense of such Unit Owner), vii) such Unit Owner shall comply with all laws, ordinances and regulations of all governmental authorities having or asserting jurisdiction and shall agree to hold the other Unit Owners, the Board of Managers and any managing agent of the Condominium harmless from any cost or liability arising from the making of any Alteration, (viii) no Alteration shall materially and adversely affect the use or rights of any other Unit Owner or any tenant of any other Unit Owner without the prior consent of such Unit Owner and
(ix) any Alteration shall become a part of the Unit. For the purposes of this
Section 15, a "material and adverse effect" shall not include temporary interruptions of Building services which do not unreasonably interfere with the operations of other Units.

        16. Signs. No Unit Owner shall have the right without the consent of the Board of Managers to (i) place signs on or in the windows above the ground floor or on doors within or appurtenant to its Unit (and visible from outside the Building), (ii) install signs and decorative lights on the exterior facade of the Building above the ground floor, or (iii) install awnings and canopies legally extending from the facade of its Unit. No advertising materials shall be distributed or displayed in the lobby without the prior consent of the Board of Managers, provided, however, that Declarant or an Affiliate of Declarant shall have the right, without the consent of the Board of Managers, to place one or more signs in the lobby and on the exterior facade of the Building advertising Unit 1 and Unit 2 and any portions thereof for sale or lease.

        17. Maintenance and Use of General Common Elements. (a) Subject to the provisions of Section 18(f), Section 18(j), Section 20(d) and any other applicable provisions of the Condominium Documents, the maintenance, repair, replacement, management, operation and regulation of the use of the General Common Elements (and of the public sidewalks adjacent to the Building, to the extent such obligation is imposed by law on the owner or owners of the Property) shall be the responsibility of the Board of Managers, which shall collect from each Unit Owner its proportionate share, based upon its proportionate undivided interest in the Common Elements, of the expenses incurred or to be incurred in connection therewith. Such expenses are herein called "General Common Expenses" and the payments therefor are herein called "General Common Charges." Charges for utilities provided to the General Common Elements or to Unit Owners in common through a common utility system, if any, for consumption within each Unit shall be General Common Expenses allocated, in the case of each common utility system, on the basis of actual consumption by each Unit Owner and, where such allocation is not practicable, equitably by the Board of Managers.

        (b) Subject to the provisions of Section 18(f), Section 18(j) and
Section 20(d), the Board of Managers shall have the right, without the consent of the Unit Owners, to make or cause to be made such alterations and improvements to the General Common Elements as, in its opinion, may be beneficial and necessary, provided that the undertaking of such alterations and improvements does not unreasonably interfere with the rights of a Unit Owner or any tenant or subtenant of a Unit Owner to the use and enjoyment of a Unit, other than such temporary interference as is reasonably necessary in connection therewith. The Board of Managers shall use reasonable efforts to minimize interruption of the business of a Unit Owner, its tenants and subtenants.

        (c) Subject to the provisions of Section 15 and Section 18(j) of this Declaration, no Unit Owner shall repair, alter, replace or move any of the General

Common Elements except in connection with "emergency" repairs to its Unit, without in each such case obtaining the prior written consent of the Board of Managers. Subject to paragraph (c) of this Section 17, in the event any Unit Owner is required to perform "emergency" repairs to the General Common Elements, such Unit Owner shall be reimbursed the cost thereof by the Board of Managers, which reimbursement shall be a General Common Expense of the Unit Owners.

        (d) No liens of any nature shall arise or be created against the General Common Elements, except such liens as may arise or be created against the several Units and their respective common interests under Section 339-l of the Condominium Act or as otherwise provided in the Condominium Documents.

        (e) All General Common Charges received or to be received by the Board of Managers and the right to receive such amounts shall constitute a trust fund for the purpose of paying the cost of labor and materials performed or furnished at the request of or with the consent of the Board of Managers and such funds shall be applied first for such purpose. The Board of Managers shall keep such funds in a separate bank account and shall maintain records of all such charges or sums received and of all expenditures or disbursements made therefrom and such records shall be available to all Unit Owners for inspection at reasonable times and on reasonable notice.

        (f) The Common Elements may only be used for the purposes for which they are reasonably suited and capable.

        (g) The Board of Managers shall maintain and operate the Building in accordance with the standards on the date hereof of comparable office buildings in Manhattan such as the Graybar Building (420 Lexington Avenue), 11 West 42nd Street and 25 West 43rd Street ("Comparable Buildings").

        (h) From time to time, but in no event more frequently than once in any three year period, any Unit Owner having an interest in the Common Elements of 25% or greater shall have the right to request that the Board of Managers commission a utility survey to determine the actual consumption by each Unit Owner of heat, gas and other utilities. Upon such request, the Board of Managers, on behalf of the Unit Owners, shall retain a third-party consultant to conduct a utility survey. The fees and disbursements of such third-party consultant shall be paid by the Board of Managers and shall constitute a General Common Expense. The results of said survey shall be binding on the Board of Managers and all Unit Owners and the Board of Managers shall reallocate utility expenses in accordance therewith.

        18. Maintenance and Repair of the Units. (a) Each Unit Owner shall maintain or cause its tenants and subtenants to maintain, at its or their own expense, its Unit in good order and repair.

        (b) No Unit Owner shall do any work on its Unit which, in the opinion of the Board of Managers, would (i) jeopardize the soundness, safety or structural integrity of the Building, (ii) result in the cancellation of insurance applicable thereto, (iii) be in violation of laws and requirements of governmental authorities or the requirements of insurance bodies, this Declaration or the By-Laws or (iv) be inconsistent with standards prevailing in Comparable Buildings.

        (c) The performance of any labor on, or the furnishing of any material to, a Unit shall not be the basis for the filing of a lien pursuant to Article Two of the New York Lien Law against the Unit of any Unit Owner not expressly consenting to or requesting the same.

        (d) i) Nothing contained in the Condominium Documents shall be construed to impose personal liability upon any of the members of the Board of Managers for the maintenance, repair or replacement of any Unit or Common Element, or give rise to a cause of action against the Board of Managers or any member individually except for bad faith or willful misconduct.

            ii) Neither the Board of Managers nor any member thereof shall be liable for either (1) any failure or interruption of any utility or other services to be obtained by, or on behalf of, such Board or to be paid for as a General Common Expense except when any such failure or interruption is caused by acts of bad faith or willful misconduct by the Board of Managers or any member thereof or (2) any injury, loss or damage whatsoever to any individual or property, occurring in or upon a Unit or any Common Element, including, without limitation, injury, loss or damage caused by the elements, by a Unit Owner or by any other individual or resulting from electricity, water, snow or ice that may leak or flow from a Unit not controlled by the Board of Managers or arising out of theft or otherwise, except when caused by acts of bad faith or willful misconduct of the Board of Managers or any member thereof.

        (e) Subject to the provisions of paragraph (f) of this Section 18, the Board of Managers or its designee shall have access to each Unit to the extent necessary, from time to time, after reasonable notice and during reasonable hours, (except that in the case of an emergency no notice shall be required and the Board of Managers or its designee shall have the right of immediate access at any time) for the following purposes:

        (i) to inspect the Unit and make repairs, replacements or improvements to those Common Elements which are accessible only from within the Unit, where the responsibility therefor is upon the Board of Managers; and

        (ii) to prevent damage to the Common Elements or another Unit or to abate any violation of law, orders, rules or regulation of any governmental authority having jurisdiction or requirements of insurance bodies.

        Except in the case of any "emergency" (i.e., a situation involving continuing or imminent loss or threat of loss of life or material loss of life or personal injury or material loss of property), a Unit Owner shall have the right to have its representative accompany the Board of Managers or its designee in any such entry of the Unit, provided that such representative shall not interfere with the Board of Managers or such designee in taking any action permitted under the Condominium Documents. The right of access provided hereunder shall be exercised in such manner as to minimize interference with the use of the Unit.

        (f) Notwithstanding anything to the contrary contained herein, if The Government is the Unit Owner of Unit 3 or any part thereof, the Board of Managers shall, prior to gaining access to the portion thereof then owned by The Government for any purpose, including an "emergency," make in-person or telephonic contact with The Government's "Access Representative" (hereinafter defined) and the entry into Unit 3 and activities therein shall be in the presence of the Access Representative. The Government shall, at all times during its ownership of Unit 3 or any part thereof, keep at least one individual present at Unit 3 on a 24 hour basis, seven days a week, whose name and telephone number at Unit 3 shall be furnished to the Board of Managers on a current basis ("Access Representative").

        (g) Upon notice to the Board of Managers, a Unit Owner shall have the right to designate areas within its Unit to which access shall be absolutely prohibited except in case of emergency or as may be required by law.

        (h) Each Unit Owner shall give prompt notice to the Board of Managers of any written notice it receives of the violation of any laws and requirements of public authorities affecting any Unit or the Building and, subject to paragraph
(h) immediately below, shall comply, and cause all tenants and subtenants of its Unit to comply, with all applicable laws and requirements of governmental authorities.

        (i) Each Unit Owner may (and, if necessary, in the name of, but without expense to, the Board of Managers) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to its Unit, of any laws and requirements of governmental authorities and the Board of Managers shall cooperate with such Unit Owner in such proceedings, provided that:

            A) such Unit Owner shall defend, indemnify and hold harmless the Board of Managers and each other Unit Owner against all liability, loss or damage which the Board of Managers or such other Unit Owner shall suffer by reason of such contest (and any noncompliance in connection therewith), including reasonable attorneys' fees and other expenses reasonably incurred by the Board of Managers and such other Unit Owner; and

            B) such Unit Owner shall keep the Board of Managers advised as to the status of such proceedings.

             A Unit Owner need not comply with any laws and requirements of public authorities so long as such Unit Owner shall be contesting the validity thereof, or the applicability thereof to its Unit, in accordance with this Section provided that (x) noncompliance shall not impair any insurance coverage, create any lien or other encumbrance on any part of the Property or constitute a crime or an offense punishable by fine or imprisonment, (y) no part of the Building shall be subject to being condemned or vacated by reason of noncompliance or otherwise by reason of such contest and (z) noncompliance shall not subject any Unit Owner to criminal liability.

        (j) Notwithstanding anything to the contrary contained in Section 17 or this Section 18, if any portion of the General Common Elements or Limited Common Elements located within any part of Unit 3 which is owned or occupied by The Government shall require repair, the Board of Managers shall give telephonic notice thereof to The Government's Access Representative. The Government shall have the right, but not the obligation, to promptly make such repair, using contractors reasonably approved in advance by the Board of Managers. If The Government does not promptly make such repair, the Board of Managers shall make such repair in accordance with the provisions of Section 17 and this Section 18, including, without limitation, Section 18(f). If The Government makes any such repair to any portion of the General Common Elements, the Board of Managers shall reimburse The Government for the other Unit Owners' proportionate shares of the reasonable out-of-pocket costs incurred by The Government in connection therewith and shall charge the other Unit Owners for their respective proportionate shares as a General Common Expense.

        19. Board of Managers. (a) The affairs of the Unit Owners collectively with respect to the Property shall be governed and controlled by the Board of Managers, which shall be elected and serve as provided in the By-Laws.

        (b) Subject to the provisions of Section 20(d), the Board of Managers shall have the powers and duties necessary or desirable for the administration of the affairs of the Condominium (which powers and duties may be delegated to a property manager or managing agent), including, without limitation, the following:

        i) operation, care, upkeep, repair and maintenance of the General Common Elements, which shall be performed in accordance with the standards prevailing in Comparable Buildings;

        ii) determination of the General Common Charges and any other amounts that are required by the Condominium Documents to be paid by a Unit Owner to the Board of Managers ("Unit Expenses");

        iii) collection of the General Common Charges and Unit Expenses from the Unit Owners;

        iv) employment and dismissal of personnel necessary for the maintenance and operation of the General Common Elements and establishing the compensation of such employees;

        v) maintaining bank accounts on behalf of the Condominium and designating the signatories required therefor;

        vi) adopting rules and regulations covering the details of the operation and use of the General Common Elements;

        vii) obtaining insurance for the Property pursuant to the provisions of Section 22 hereof;

        viii) repairing and restoring the Property as permitted by Sections 23 and 24 hereof after damage or destruction by fire or other casualty or as a result of condemnation or other proceedings;

        ix) imposing interest and/or late charges on payments of General Common Charges and Unit Expenses which are past due;

        x) employment and dismissal of a building manager or managing agent for the Property, provided, however, that so long as The Government is the Unit Owner of Unit 3 or any part thereof, the approval of The Government shall be required therefor; and

        xi) entering into a contract for maintaining, repairing and servicing all elevators in the Building.

(c) True copies of the Condominium Documents and the rules, regulations, resolutions and decisions enacted in accordance therewith and the Floor Plans shall be kept on file in the office of the Board of Managers or its designee in the City of New York and shall be available for inspection at reasonable times by persons having an interest therein. The initial rules and regulations are attached to the ByLaws of the Condominium.

        (d) In accordance with Section 339-v of the Condominium Act, the Board of Managers may be incorporated and function as a corporate body, provided that such incorporation shall not diminish the obligations, rights and powers of the Board of Managers under the Condominium Documents.

        20. Expenses and Profits. (a) No Unit Owner shall be exempt from liability for payment of its General Common Charges by virtue of waiver of the use or enjoyment of any of the General Common Elements or non-use thereof or by abandonment of its Unit. Any person or entity which conveys its Unit in compliance with the terms and conditions specified in the Condominium Documents shall be exempt from General Common Charges and any other liabilities thereafter accruing with respect to the Unit so conveyed and its transferee shall be liable for General Common Charges thereafter accruing.

        (b) The General Common Expenses shall be charged by the Board of Managers as General Common Charges to the Unit Owners as provided for in the Condominium Documents. The common profits (i.e., the excess of General Common Charges and other rents and revenues over General Common Expenses), if any, shall be distributed among the Unit Owners in accordance with their respective percentage interests in the Common Elements after making reasonable contributions to a reserve to cover future General Common Expenses.

        (c) At least forty-five days prior to the commencement of each calendar or other fiscal year of the Condominium, the Board of Managers shall, subject to the provisions of Section 20(d), adopt (i) an operating budget for such year, which shall include, to the extent and in such amounts deemed necessary or advisable by the Board of Managers, capital replacement reserves, working capital and a general operating reserve, and (ii) a budget for capital improvements. The General Common Charges based on such budgets shall be due and payable by each Unit

Owner in installments as determined by the Board of Managers. The Board of Managers may review and reconsider the annual budgets at any time during a fiscal year and may increase or decrease such General Common Charges based thereon prospectively or retrospectively as required for the proper management and operation of the Condominium. The Unit Owners shall, within fifteen (15) days following notice of such increase or decrease, pay any such increase or, at the option of the Board of Managers, receive such decrease in cash or as a credit against future General Common Charges.

        (d) Notwithstanding anything to the contrary contained herein, so long as The Government is the Unit Owner of Unit 3 or any part thereof, the approval of The Government shall be required for (i) the adoption of any annual operating budget, including capital replacement reserves, in excess of the amount of the operating budget for the calendar year 1997 (a copy of which is attached hereto as Schedule II) increased by the "Consumer Price Index Fraction" (as such term is hereinafter defined) and (ii) any expenditure for capital improvements in excess of the amount of the capital improvement budget for the calendar year 1997 (a copy of which is attached hereto as Schedule III), except for such expenditures (x) required by law or the rules or regulations of any governmental authority having or asserting jurisdiction over the Property or (y) necessary to preserve the structural integrity of the Building or the proper operation of the Building's mechanical systems or (z) required by reason of an "emergency" (as such term is defined in Section 18). "Consumer Price Index Fraction" means, on any date for the determination thereof, a fraction whose numerator is the "Consumer Price Index, All Items, New York, N.Y. - Northeastern N.J. for Urban Wage Earners and Clerical Workers, 1982-1984 = 100" for the calendar month ending immediately preceding such date, as published by the Bureau of Labor Statistics of the Department of Labor of the United States Government, and whose denominator is such Consumer Price Index for January, 1997; provided, however, that if such Consumer Price Index or any index substituted therefor shall cease to be published, there shall be substituted such other comparable index as the Board of Managers shall reasonably determine.

        (e) Taxes and other charges levied by any governmental authority against the Property as a whole, without separate assessments for each Unit as provided by Section 339-y of the Condominium Act, shall be paid by the Board of Managers and shall be included in the budget as a General Common Expense payable by each Unit Owner in accordance with its percentage interest in the Common Elements. Notwithstanding the foregoing, in the event that such taxes and other charges are subject to abatement because of the tax-exempt status of any Unit Owner, the Board of Managers shall make prompt application for such abatement and the cost of such application shall be payable by the tax-exempt Unit

Owner. If an abatement is obtained as a result of such application, the amount of such reduction in taxes or other charges shall be credited against the amount due from such tax-exempt Unit Owner hereunder.

        (f) The costs of insurance maintained by the Board of Managers pursuant to Section 22 shall be included in the operating budget as a General Common Expense.

        (g) Subject to the provisions of Section 20(d), all expenses, fees, assessments and other charges (including, without limitation, costs related to sidewalk maintenance) with respect to the General Common Elements, but not specifically provided for herein, shall be paid by the Board of Managers in accordance with the provisions of the Condominium Documents and be charged as a General Common Expense.

        (h) Fees and expenses incurred in connection with any contract for maintaining, repairing and servicing all elevators in the Building shall be paid by the Board of Managers and shall be charged to the Unit Owners as follows:

             1. 28.57% of such fees and expenses shall be charged to the Unit Owner of Unit 2 as a Unit Expense;

             2. 42.86% of such fees and expenses shall be charged to the Unit Owner of Unit 3 as a Unit Expense; and

             3. 28.57% of such fees and expenses shall be allocated among all Unit Owners based upon their respective proportionate undivided interests in the Common Elements and shall be charged as a General Common Expense.

        (i) Capital costs incurred in connection with the modernization of Elevator No. 6\3 ("Modernization Costs") shall be paid by the Board of Managers and shall be charged 70% to the owner(s) of Unit 1 and Unit 2 and 30% to the owner of Unit 3; provided, however, on the first anniversary of the completion of such modernization, the Board of Managers shall review the usage of Elevator No. 3 by the Unit Owners (based on the records of the managing agent of the Condominium) and shall reallocate the Modernization Costs among the Unit Owners in proportion to their respective usage of Elevator No. 3. If, as a result of such reallocation, the owner(s) of Unit 1 and Unit 2 shall be responsible for more than 70% of the Modernization Costs, then the owner(s) of Unit 1 and Unit 2 shall reimburse the owner of Unit 3 for the amount in excess of such 70%. If, as a result of such reallocation, the owner of Unit 3 shall be responsible for more than 30% of the Modernization Costs, then the owner of Unit 3 shall reimburse the owner(s) of Unit 1 and Unit 2 for the amount in excess of such 30%. Any dispute with respect to such reallocation shall be submitted to arbitration in accordance with the provisions of Section 9 of Article V of the By-laws.

        (j) Declarant shall have the right, at Declarant's expense, to install a concierge desk in the lobby of the Building for security purposes. The compensation, including fringe benefits, of the employees stationed at such concierge desk shall be included in the operating budget as a General Common Expense.

        (k) The General Common Charges against the Unit Owners shall be set forth upon a roll of the Units, which roll shall be available in the office of the Board of Managers or its designee in the City of New York for inspection at all reasonable times by Unit Owners or their duly authorized representatives. Such roll shall indicate for each Unit the name and address of the record owner, the General Common Charges and the amount of the General Common Charges then due and unpaid.

        (l) If any General Common Charges shall remain due and unpaid for more than thirty (30) days after notice, the Board of Managers may file or record a lien therefor and, at any time thereafter prior to satisfaction of such lien, may foreclose the same pursuant to Section 339-aa of the Condominium Act, provided, however, that no foreclosure proceeding may be commenced by the Board of Managers until the expiration of any period during which the holder of a Permitted Mortgage (as hereinafter defined) pursuant to Section 20(j) hereof or a tenant or subtenant pursuant to Section 8(b) hereof, has the right to cure the default in payment of the General Common Charges. The lien for unpaid General Common Charges shall be superior to the lien of any Permitted Mortgage. Unpaid General Common Charges shall bear interest from the date when due at a rate equal to one (1%) percentage point above the "prime" rate announced publicly from time to time by Chase Manhattan Bank or, if Chase Manhattan Bank shall no longer be in existence, by the then largest United States domestic commercial bank having a New York office.

        (m) The Board of Managers, if requested in writing to do so by the holder of any Permitted Mortgage, shall promptly notify such mortgagee, and if requested to do so by any Unit Owner, shall promptly notify a tenant or subtenant of such Unit Owner, of any General Common Charges which remain due and unpaid for twenty (20) days or any other default under the Condominium Documents. Such mortgagee or tenant or subtenant shall have the right to cure any monetary default within thirty (30) days after notice from the Board of Managers and with respect to any other defaults, shall have such reasonable additional period of time to cure the default as may be necessary, provided such mortgagee, tenant or subtenant commences to cure such default within thirty (30) days after notice and diligently prosecutes such cure to completion.

        21. Mortgages on Units; Suits. (a) Each Unit Owner shall have the right to mortgage (which term shall include, where applicable, any lease which is entered into in connection with a sale-leaseback, lease-subleaseback or similar financing arrangement) its Unit without restriction, subject, however, to the provisions of this Declaration and provided further that the mortgagee (or the lessor in a sale-leaseback or sublessor in a lease-subleaseback transaction) is a commercial bank, trust company, insurance company, savings bank, or savings and loan association, having total assets of at least $500,000,000, or a religious, educational or eleemosynary institution or pension or retirement fund, having total assets of at least $500,000,000 or the seller of a Unit (a "Permitted Mortgagee"). A mortgage (or leaseback or subleaseback) complying with the provisions of this paragraph (a) is herein called a "Permitted Mortgage."

        (b) A Unit Owner which mortgages its Unit or the holder of a Permitted Mortgage shall notify the Board of Managers of the name and address of the mortgagee and shall file a conformed copy of the note and mortgage with the Board of Managers and such Unit Owner shall, prior to giving such mortgage, satisfy all unpaid liens against its Unit other than Permitted Mortgages. A Unit Owner who satisfies a mortgage covering its Unit shall so notify the Board of Managers and shall file a conformed copy of the satisfaction of mortgage (or similar document in recordable form) with such Board. Such Board shall maintain such information in a book entitled "Mortgages of Units."

        (c) The Board of Managers shall accept payment of any sum or performance, in accordance with paragraph (j) of Section 20 and paragraph (b) of
Section 8, as the case may be, of any act by a Permitted Mortgagee or tenant or subtenant of a Unit Owner required to be paid or performed by a Unit Owner pursuant to the provisions of the Condominium Documents, with the same force and effect as though paid or performed by such Unit Owner.

        (d) Each Unit Owner and Permitted Mortgagee shall be permitted to examine the books of account of the Condominium at reasonable times on business days, upon reasonable notice to the Board of Managers.

        (e) No Unit Owner shall suffer or permit any lien on its Unit except as permitted in this Section. If the Unit Owner fails to satisfy any such lien or otherwise cause its discharge by bonding or otherwise within sixty (60) days after the date of receipt of notice of such lien, the Board of Managers shall have the right to take all necessary and appropriate steps to discharge the lien and charge such Unit Owner for all expenses incurred and such charges shall be due and payable within ten (10) days of written demand.

        (f) A Unit Owner shall forthwith give notice to the Board of Managers of any suit or other proceeding the outcome of which may directly affect title to its Unit.

        22. Insurance. The Board of Managers shall be required to obtain and maintain, to the extent obtainable and to the extent determined by the Board of Managers to be appropriate or relevant, the following insurance: (i) fire insurance on a Special Form, including theft, vandalism and malicious mischief, flood and earthquake endorsements (including Ordinance and Law, Increased Cost of Construction and Demolition), insuring the Building (including the Common Elements and the Units, the fixtures and equipment installed therein and the partitions, floors and ceilings within the Units (the "Installations"), but not including any wall, ceiling or floor decorations or coverings or other furniture, furnishings, fixtures or equipment or other personal property supplied or installed by Unit Owners or tenants of Unit Owners), together with all service machinery contained therein, and covering the interests of the Condominium, the Board of Managers and the Unit Owners and holders of Permitted Mortgages, as their interests may appear, in an amount equal to an agreed amount replacement cost of the Building (exclusive of the cost of excavation and foundations), without deduction for depreciation; each of said policies shall contain a New York standard mortgagee clause in favor of each Permitted Mortgagee of a Unit which shall provide that the loss, if any, thereunder shall be payable to such Permitted Mortgagee as its interest may appear, subject, however, to the loss payment provisions in favor of the Board of Managers hereinafter set forth; (ii) water damage legal liability insurance; (iii) loss of Common Charge fees insurance covering the General Common Charges payable by the Unit Owners; (iv) boiler and machinery insurance; (v) workers' compensation insurance for the Building employees; (vi) builder's risk insurance and (vii) such other insurance as the Board of Managers may determine. All such policies shall provide that adjustment of loss shall be made by the Board of Managers. All policies insuring against physical damage shall provide that the proceeds thereunder shall be payable to (A) the Board of Managers, as trustee for the Unit Owners, if the amount of such proceeds in the case of any one insured event is less than $50,000, or (B) to the Depositary (as hereinafter defined) if the amount of such proceeds in the case of any one insured event is equal to or greater than $50,000. For the purposes of this Declaration, the term "Depositary" shall mean Chase Manhattan Bank or, if Chase Manhattan Bank shall no longer be in existence, a savings bank, savings and loan association or commercial bank having an office in the Borough of Manhattan regularly engaged in the business of construction lending or administering construction funds, with net assets of not less than $500,000,000, having a long-term credit rating from Standard & Poor's Rating Group (or any successor rating agency) of not less than "A", selected by the Board of Managers.

        To the extent obtainable, all policies of physical damage insurance shall contain waivers of subrogation and waivers of any defense based on co-insurance or of pro-rata reduction of liability or of invalidity arising from any acts of the insured, and shall provide that such policies may not be canceled or substantially modified without at least twenty (20) days' prior written notice to all of the insureds, including all Permitted Mortgagees. Duplicate originals of all policies of insurance and of all renewals thereof, together with proof of payment of premiums, shall be delivered to all Permitted Mortgagees at least ten (10) days prior to expiration of the then current policies. Prior to obtaining any policy of fire insurance or any renewal thereof, or at such other times as may be determined by the Board of Managers, the Board of Managers shall obtain an appraisal from a fire insurance company or otherwise of the full replacement value of the Building (exclusive of the cost of excavations and foundations), including all of the Units, and all of the Common Elements therein, without deduction for depreciation, for the purpose of determining the amount of fire insurance to be effected pursuant to this Section.

        The Board of Managers shall also be required to obtain and maintain, to the extent obtainable: i) fidelity insurance covering the managing agent and all employees and members of the Board of Managers who handle Condominium funds, ii) Directors and Officers insurance covering the Board of Managers and officers of the Condominium and any managing agent and its employees, iii) commercial general liability insurance in such limits as the Board of Managers may from time to time determine, but in no event less than $25,000,000, covering each member of the Board of Managers, the managing agent and each Unit Owner and covering all claims for bodily injury or property damage arising out of any occurrence in the General Common Elements and iv) elevator collision insurance. Such public liability coverage shall also cover cross liability claims of one insured against another. The Board of Managers shall review the limits of such insurance once each year.

        Each Unit Owner shall maintain, at its sole expense, (i) casualty or physical damage insurance in an amount equal to the full replacement value of the insurable improvements and betterments installed by the Unit Owner within the Unit or the Limited Common Elements appurtenant to the Unit, such coverage to afford protection against loss or damage by fire or other hazards covered by the

Special Form Policy (including theft) and such other risks as from time to time customarily shall be covered with respect to similar improvements and betterments, including, without limitation and to the extent appropriate, vandalism, malicious mischief, water damage, windstorm, boiler or machinery explosion damage and plate glass damage; (ii) commercial general liability insurance with such limits as the Board of Managers shall reasonably determine, naming all Unit Owners, the Board of Managers and the managing agent of the Building, if any, as additional insureds with respect to occurrences within the Unit, such insurance to cover cross liability of the insured against another and to be without rights of contribution against the other Unit Owners, the Board of Managers or any insurer, and (iii) workers' compensation insurance covering all workers employed by the Unit Owner in the Unit in at least the minimum amount prescribed by law. Each policy of insurance required to be maintained by a Unit Owner shall contain a provision requiring the insurer to notify the Board of Managers in the event any required payment of premium is not made when due and to give the Board of Managers not less than 20 days' prior written notice of cancellation or reduction or change of coverage. In the event a Unit Owner shall fail to obtain or maintain the insurance coverage required hereunder, the Board of Managers may obtain and maintain such coverage and charge the cost thereof to the Unit Owner. Unit Owners may carry other insurance for their own benefit at their own expense provided that all such policies shall contain to the extent obtainable, waivers of subrogation and further provided that the liability of the carriers issuing insurance obtained by the Board of Managers shall not be affected or diminished by reason of any such additional insurance carried by any Unit Owner. Notwithstanding anything to the contrary contained herein, The Government shall have the right to self-insure with respect to any insurance other than commercial general liability insurance.

        The Board of Managers shall have the right to require a Unit Owner to carry, at such Unit Owner's expense, such additional insurance covering each member of the Board of Managers, the managing agent and each Unit Owner as may be reasonably required with due regard being given to the manner of use and occupancy of the Unit from time to time.

        All insurance obtained pursuant to this Section 22 shall be from insurance companies authorized to business in the State of New York and having a Best's rating of at least A-Class XII (or if the Best rating is no longer available, a similar rating from a similar or successor organization).

        The Board of Managers may, in its reasonable discretion, also insure against such other risks as the Board of Managers deems necessary or desirable, including, without limitation, war risks (to the extent obtainable from an agency of the United States Government).

        The Board of Managers, upon request, shall furnish to each Unit Owner and to each holder of a Permitted Mortgage covering a Unit or a portion thereof a memorandum of the insurance carried by the Board of Managers.

        No Unit Owner or occupant of a Unit shall commit or permit any violation of the insurance policies purchased by the Board of Managers pursuant to this
Section 22, or do or permit anything to be done, or keep or permit anything to be kept, in any Unit, which in case of any of the foregoing (i) could result in the termination of any such policies, (ii) could adversely affect the right of recovery under any of such policies or (iii) could result in reputable and independent insurance companies refusing to insure the property covered thereby in the amounts required by this Section 22. If the rate of premiums payable with respect to the insurance policies carried by the Board of Managers pursuant to this Section 22 shall be increased by reason of the use to which any Unit or a portion thereof is put or anything that is done or kept in any Unit or a portion thereof or as a result of the failure of any occupant to comply with the requirements of insurance bodies with respect to the Unit occupied by such occupant or as a result of the failure of any Unit Owner or any occupant to comply with this Declaration, there shall be charged against the Unit Owner of such Unit as a Unit Expense the additional premiums which shall be so payable by the Board of Managers.

        Each Unit Owner shall be deemed to have delegated to the Board of Managers the right to adjust with the insurance companies all losses in respect of the Common Elements under insurance policies purchased by the Board of Managers. Each Unit Owner may adjust losses under policies such Unit Owner is permitted or obligated to maintain under this Declaration, including, without limitation, policies affecting the Unit Owner's installations.

        If the Board of Managers should be found liable on a cause of action not covered by insurance, or if the damages suffered or liability incurred shall be for a sum greater than the insurance award, such amounts or excesses shall be General Common Expenses.

        Any type of insurance or any increases in the limits of liability described in this Section 22 that a Unit Owner obtains for its own protection or otherwise required by statute shall be at the Unit Owner's sole cost and expense.

        23. Repair or Reconstruction After Fire or Other Casualty. (a) Except as otherwise provided in Section 23(f), in the event of damage to or destruction of the Common Elements, the damage or destruction shall be promptly repaired and reconstructed by the Board of Managers with reasonable diligence, using for that purpose the proceeds of insurance, net of reasonable costs of collection and/or adjustment of loss. If the cost of such repair or reconstruction shall exceed the net insurance proceeds received by the Board of Managers or the Depositary with respect thereto (such excess, a "Common Elements Shortfall"), then (i) such Common Elements Shortfall shall be deemed to be a General Common Expense (unless the damage or destruction is attributable to the fault or neglect of a Unit Owner or an occupant or any of their respective employees, invitees, agents or contractors, in which case the Common Elements Shortfall shall be charged to the Unit Owner involved as a Unit Expense), (ii) the Board of Managers shall promptly assess such General Common Expense, and (iii) the Board of Managers shall repair and reconstruct the damage or destruction in the most expeditious manner reasonably possible under the circumstances.

        (b) Except as otherwise provided in Section 23(f), in the event of damage to or destruction of one or more Units which is covered by the insurance to be maintained by the Board of Managers hereunder, each Unit Owner shall repair and reconstruct its Unit with reasonable diligence in order to restore its Unit to a complete, independent and self-contained architectural whole which is safe and has no adverse effect on any other Unit or any Common Element, using for that purpose the proceeds of insurance, net of reasonable costs of collection and/or adjustment of loss. Such repair or reconstruction shall be done in a manner so as to minimize the adverse effect on any other Unit or any Common Element. If the Board of Managers is not required to deposit the insurance proceeds with the Depositary, then the Board of Managers shall disburse the insurance proceeds allocable to each damaged or destroyed Unit to the Unit Owner thereof in accordance with customary practices of construction lenders for similar projects. If the cost of repair or reconstruction of any Unit shall exceed the net insurance proceeds received by the Board of Managers or the Depositary with respect thereto (such excess, a "Unit Shortfall"; the Common Elements Shortfall and any Unit Shortfall(s) are sometimes hereinafter collectively referred to as a "Restoration Shortfall"), the Unit Shortfall shall be charged to the Unit Owner involved as a Unit Expense.

        (c) Damage to or destruction of a Unit which is not covered by the insurance to be maintained by the Board of Managers hereunder shall be repaired by the Unit Owner thereof, at such Unit Owner's expense, with reasonable diligence in order to restore its Unit to a complete, independent and self-contained architectural whole which is safe and has no adverse effect on any other Unit or any Common Element. Such repair or reconstruction shall be done in a manner so as to minimize the adverse effect on any other Unit or any Common Element.

        (d) If a Unit Owner shall fail to undertake the repair and restoration of its Unit within a reasonable time after the damage or destruction of thereof, the Board of Managers may, subject to Section 18(f), cause such repair to be made on behalf of such Unit Owner using the proceeds of any insurance available for that purpose. Deficiencies arising out of the repair by the Board of Managers of a damaged or destroyed Unit shall be charged to that Unit Owner as a Unit Expense.

        (e) In the event of any casualty pursuant to which insurance proceeds shall be payable to the Depositary, the Board of Managers shall pay or cause to be paid to the Depositary any and all funds required in connection with such restoration, including, without limitation, net insurance proceeds received by the Board of Managers and any General Common Charges or Unit Expenses required to be paid by the Unit Owners in respect of any Restoration Shortfall, to be held in trust pursuant to a depositary agreement (the "Depositary Agreement") to be entered into by and between the Board of Managers and the Depositary. The Depositary Agreement shall provide, without limitation, that the Depositary shall hold and disburse the restoration funds in accordance with customary practices of construction lenders for similar projects and that the Depositary shall be liable to the Board of Managers, to each Unit Owner and to each Permitted Mortgagee for any misapplication of the funds held by such Depositary. Each Unit Owner shall be obligated to pay to the Depositary promptly after demand therefor that portion, if any, of any insurance proceeds payable to Depositary hereunder and received by such Unit Owner, such Unit Owner's allocable share of any Common Element Shortfall and such Unit Owner's Unit Shortfall, which collectively represent the anticipated cost of restoring damage to the Building with respect to which such proceeds were paid or such award was made and which the Board of Managers and/or the Unit Owners are required to repair or restore hereunder.

        (f) If 75% or more of the Building is destroyed or substantially damaged and 75% or more of the Unit Owners do not duly and promptly agree to proceed with repair, then the Property or so much thereof as shall remain shall be subject to an action for partition at the suit of any Unit Owner as if owned in common, and the net proceeds of sale, together with the net proceeds of any insurance policies, shall be considered one fund and, subject to the rights granted by such Unit Owner to the holder of any Permitted Mortgage on the Unit, shall be divided among the Unit Owners with the portion thereof attributable to Installations made by Unit Owners being divided in accordance with the replacement costs of their respective Installations and the remainder being divided in accordance with their respective common interests. No payment shall be made to any Unit Owner until there has first been paid out of its share of such fund all General Common Charges, liens and Unit Expenses applicable to its Unit.

        (g) Any repair made pursuant to this Section shall be substantially in accordance with plans and specifications reasonably approved by the Board of Managers and, to the extent undertaken by any Unit Owner, shall be subject to
Section 18 of this Declaration.

        (h) The Board of Managers shall promptly obtain reasonably detailed estimates of the cost to repair the damaged or destroyed improvements in all instances when the Board of Managers has the responsibility of repair. Such costs may include professional fees, premiums for bonds and such other charges as the Board of Managers may reasonably incur.

        (i) The proceeds of insurance collected on account of casualty and the sums received by the Board of Managers or the Depositary, as the case may be, from collections of assessments against the Unit Owners on account of such casualty shall constitute a construction fund which shall be disbursed in payment of the costs of repair as provided herein. If there is any surplus of monies in the construction fund after the repair has been fully completed and all costs paid, such sums shall be distributed to the Unit Owners in accordance with their common interests, subject to the rights of the holder of any Permitted Mortgage on a Unit.

        24. Eminent Domain. (a) If all or any part of the Property shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, except as otherwise provided herein, all compensation therefor shall be paid to the Board of Managers which shall hold such funds in trust as provided herein.

        (b) If substantially all of the Property shall be so taken or condemned, the condemnation award shall be distributed by the Board of Managers in the manner designated by the condemning authority, or if no such designation is made, subject to the rights granted by each Unit Owner to the holder of any Permitted Mortgage on such Unit Owner's Unit, to the Unit Owners in accordance with their respective common interests (to the extent that such award relates to the Building) and the replacement costs of their respective installations (to the extent that such award relates to the Unit Owner's installations).

        (c) In the event of a partial taking and reasonable determination by the Board of Managers that the Unit affected thereby can be repaired in a suitable manner so that it can continue to be used for the purposes intended, the Unit Owner thereof shall repair the remainder of its Unit with reasonable diligence to a complete, independent and self-contained architectural whole which is safe and has no adverse effect on any other Unit or any Common Element, using the condemnation award for that purpose. Such repair shall be subject to Section 18 of this Declaration.

        In the event of a partial taking and reasonable determination by the Board of Managers that the Unit affected thereby cannot be repaired in a suitable manner so that it can continue to be used for the purposes intended, then the Board of Managers shall pay to such Unit Owner, subject to the rights granted by such Unit Owner to the holder of any Permitted Mortgage on such Unit Owner's Unit, the condemnation award made to and received by the Board of Managers for the taking of such Unit. The Board of Managers shall pay to the remaining Unit Owners, subject to the rights granted by each Unit Owner to the holder of any Permitted Mortgage on such Unit Owner's Unit, the award, if any, for consequential damages. Upon payment by the Board of Managers to the Unit Owner whose Unit cannot be repaired, title to such Unit shall vest in the Board of Managers and such Unit Owner shall cease to have any rights, privileges or powers as a Unit Owner under this Declaration.

        If all the property taken is a portion of the General Common Elements, and the General Common Elements can, in the reasonable opinion of the Board of Managers, be reconstructed or replaced, the Board of Managers shall undertake such reconstruction in accordance with this Declaration. If the reconstruction exceeds the condemnation award, the deficiency shall be a General Common Expense. If the award is in excess of the costs of reconstruction, the excess shall be distributed to the Unit Owners in accordance with their respective common interests, subject to the rights granted by each Unit Owner to the holder of any Permitted Mortgage on such Unit Owner's Unit.

        If a Unit or a portion of the General Common Elements is repaired in accordance with this Section, the common interest of each Unit Owner shall be adjusted by the Board of Managers to reflect any change in the proportion that the rentable floor area of each Unit as of the date of this Declaration bears to the aggregate rental floor areas of all Units as of such date.

        In the event of a temporary taking of all or a portion of the Property, the Board of Managers shall distribute the award in respect of such taking among the affected Unit Owners in accordance with their respective common interests or in such other manner as shall be equitable, subject to the rights granted by each Unit Owner to the holder of any Permitted Mortgage on such Unit Owner's Unit.

        No payment shall be made to any Unit Owner pursuant to this Section 24 until there has first been paid out of its share of such funds all General Common Charges, liens and Unit Expenses applicable to its Unit.

        25. Unit 1 Leases. Each lease entered into between the Unit Owner of Unit 1 and any tenant of space in Unit 1 shall provide that such tenant shall, at the tenant's expense, maintain the sidewalk in front of such tenant's demised premises and keep such sidewalk clean and free from ice and snow. The provisions of this Section shall not apply to any lease existing prior to the date hereof or any amendment, modification, extension or renewal thereof.

        26. Compliance and Default. (a) Each Unit Owner and its tenants and subtenants shall comply with the terms of the Condominium Documents. Failure to comply shall be grounds for (i) an action to recover sums due for damages or for injunctive relief maintainable by the other Unit Owners, each on its own behalf, or by the Board of Managers on behalf of the non-defaulting Unit Owners or (ii) in the case of unpaid General Common Charges or Unit expenses, an action by the Board of Managers to foreclose its lien pursuant to Section 339-z of the Condominium Act.

        (b) Each Unit Owner and the tenants and subtenants of each Unit Owner shall be liable to the Board of Managers and/or the other Unit Owners for the expense of any maintenance, repair or replacement rendered necessary to the other Units or the General Common Elements by their negligence or intentional wrongful act to the extent that such expense is not met by the proceeds of insurance carried by the Board of Managers or the Unit Owner of the Unit so affected. Such liability shall include any increase in fire or other insurance rates, occasioned by use, misuse, occupancy or abandonment of a Unit. Nothing contained herein shall be construed to override any waiver by any insurance company of its rights of subrogation.

        (c) In any proceeding arising out of an alleged default by a Unit Owner, the prevailing party shall be entitled to recover the costs of the proceeding and such reasonable attorney's fees and disbursements as may be determined by the court.

        (d) The failure of the Board of Managers or a Unit Owner to enforce any right, provision or covenant contained in the Condominium Documents shall not constitute a waiver of the right of the Board of Managers or the Unit Owner to enforce such right, provision or covenant in the future.

        (e) All rights, remedies and privileges of the Board of Managers or a Unit Owner pursuant to the Condominium Documents shall be cumulative, and the exercise of any one or more shall not constitute an election of remedies nor shall it preclude the party exercising the same from exercising other and additional rights, remedies or privileges as may be granted to such party by the Condominium Documents or pursuant to law or equity.

        27. Restrictions. A Unit Owner (i) shall not use, permit or allow its Unit to be used other than as provided in the Condominium Documents and (ii) shall not use, permit or allow its Unit or any part thereof to be used for an unlawful purpose or permit any nuisance within its Unit.

        28. Termination. (a) The Condominium may be terminated by the unanimous agreement of the Unit Owners and all Permitted Mortgagees. If the Unit Owners so terminate the Condominium, unless the Unit Owners determine that the Property shall be sold as a whole, the same shall be subject to an action for partition and sale by any Unit Owner as if owned in common. In the event a partition action is brought and the court orders the sale of the Property as a whole, the net proceeds of sale shall be divided among the Unit Owners in accordance with their respective common interests, after first paying out of the share of each Unit Owner the amount of all unpaid liens on its Unit in the order of their priority. No payment shall be made to a Unit Owner until there has first been paid out of its share of such net proceeds all liens and expenses chargeable by the Board of Managers to its Unit.

        (b) In addition to the other grounds for termination set forth herein, the Condominium shall be terminated if it is determined in the manner provided in Section 23 of this Declaration that the Building shall not be reconstructed after a casualty or if all the Property is taken by eminent domain. The determination not to reconstruct after a casualty shall be evidenced by a certificate of the Board of Managers signed by the President or any Vice President and the Secretary or Treasurer. The termination shall be effective upon the filing of the certificate with the appropriate recording officer and must include the joinder of all Permitted Mortgagees.

        (c) After termination of the Condominium, the Unit Owners shall own the Property as tenants-in-common in undivided shares, in accordance with their previous common interests, and the holders of Permitted Mortgages and liens against the Unit or Units formerly owned by such Unit Owners shall have Permitted Mortgages and liens upon the respective undivided shares of the Unit Owners. All funds held by the Board of Managers shall be and continue to be held for the Unit Owners in proportion to their undivided shares. The costs incurred by the Board of Managers in connection with a termination shall be a General Common Expense.

        (d) The members of the Board of Managers acting collectively as agent for the Unit Owners shall continue to have such powers as in this Declaration are granted with respect to the winding up of the affairs of the Condominium, notwithstanding the Board of Managers or the Condominium may be dissolved upon termination.

        29. Covenants Running With the Land. All provisions of the Condominium Documents shall be construed to be covenants running with the land and with every part thereof and interest therein, and every Unit Owner and claimant of the Property or the Building or any part thereof or interest therein and its heirs, executors, administrators, legal representatives, successors and assigns shall be bound by all of the provisions of the Condominium Documents.

        30. Security. Each Unit Owner shall have the right to install such security systems in its Unit as it deems proper, provided installation and operation of any such system is in compliance with all applicable law and regulations and does not adversely affect any other Unit Owner in the use of its Unit.

        31. Invalidity. The invalidity of any provision of this Declaration shall not be deemed to impair or affect in any manner the validity, enforceability or effect of the remainder of this Declaration and, in such event, all of the other provisions of this Declaration shall continue in full force and effect as if such invalid provision had never been included herein.

        32. Waiver. No provision contained in this Declaration shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches which may occur.

        33. Captions. The captions herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Declaration or the intent of any provision hereof.

        34. Gender. The use of the masculine gender in this Declaration shall be deemed to refer to the feminine gender and the use of the singular shall be deemed to refer to the plural, and vice versa, whenever the context so requires.

        35. Estoppels. The Board of Managers, at any time, and from time to time, upon at least thirty (30) days' prior notice by a Unit Owner, shall execute, acknowledge and deliver to the Unit Owner, and/or to any other Person specified by the Unit Owner, a statement certifying the dates to which the General Common Charges have been paid, and stating whether or not there exist any known defaults by the Unit Owner under any of the Condominium Documents and, if so, specifying each such known default.

        36. Consents. (a) With respect to any provision in the Condominium Documents requiring the consent of a Unit Owner, such Unit Owner shall have the right, in its sole discretion, to withhold its consent for any reason or no reason at all, subject to the provisions of paragraph (b) of this Section 36.

        (b) The approval or consent of The Government, when required under the provisions of Section 19(b)(x) or Section 20(c), may not be unreasonably withheld or delayed except that with respect to an expenditure for a capital improvement (but not a repair) to be made solely for aesthetic purposes, the standard of reasonableness shall not apply. Any dispute as to whether The Government acted reasonably shall be submitted to arbitration to the then President of The Real Estate Board of New York, Inc. (or any organization which is the successor thereto) or his or her designee, or if neither The Real Estate Board of New York, Inc. nor any successor thereto is then in existence, to a person appointed by a Justice of the New York State Supreme Court, New York County.

        37. Further Assurances. Each Unit Owner shall, at the request of the Board of Managers, execute, acknowledge and deliver such instruments and take such action as may be necessary to effectuate the provisions of the Condominium Documents or to confirm or perfect any right to be created or transferred hereunder.

        38. Exculpation. No holder of any Permitted Mortgage, nor any of such holder's officers, members, shareholders, employees, agents or directors, shall have any personal liability hereunder in any capacity. No party shall have recourse to any holder of a Permitted Mortgage other than to its interest in any Unit.

        39. Consent No Longer Required. Wherever the consent, approval or permission of The Government or the holder of a Permitted Mortgage is required under the Condominium Documents, including, without limitation, Section 20(d) of this Declaration, such consent, approval or permission shall not be required when The Government owns less than 51% of the rentable floor area of Unit 3 or any part thereof or the holder of the Permitted Mortgage no longer holds the pertinent mortgage, as the case may be.

        40. Notices. All notices, approvals, requests, demands, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mail and sent by postage prepaid, registered or certified mail, or by reputable overnight courier, addressed to a Unit Owner (other than Declarant) at the address of the Building, and addressed to Declarant at 1177 Avenue of the Americas, New York, New York 10036, Attention: Lawrence Lefkowitz, President, or such other address as Declarant may designate by notice to the Board of Managers, and addressed to the Board of Managers at the address of the Building, Attention: President, or such other address as the Board of Managers may designate by notice to all Unit Owners.

        41. Submission to Jurisdiction; Agent for Service of Process. The Government hereby agrees that only the Federal courts of the United States sitting in the Southern District of New York, the courts of the State of New York sitting in the City of New York and the courts of Israel shall have jurisdiction in respect of any legal action or proceeding brought against The Government to enforce any obligation or liability of The Government arising directly or indirectly from the Condominium Documents ("Proceedings"). In respect of any such Proceeding which may be brought hereunder, The Government irrevocably submits to the jurisdiction of the Federal courts of the United States in the Southern District of New York, the courts of the State of New York sitting in the City of New York and the courts of Israel and waives any right of objection to the laying of venue in any such court, including, without limitation, any objection on the basis of inconvenient forum. The Government irrevocably agrees to be bound by any final judgment rendered thereby in connection with any dispute arising directly or indirectly from the Condominium Documents and any action to enforce The Government's obligations or liabilities under the Condominium Documents from which no appeal has been taken or is available.

        The Government hereby appoints the Chief Fiscal Officer for the Western Hemisphere of the Ministry of Finance of the Government of Israel, whose office address is presently at 800 Second Avenue, 17th Floor, New York, N.Y. 10017, as its authorized agent ("Authorized Agent") to receive on its behalf service of process in any Proceeding which may be brought under the immediately preceding paragraph of this Section 41 in a Federal court of the United States in the Southern District of New York or in a New York State court in the City of New York. Such appointment shall be irrevocable until the first anniversary of the date on which The Government ceases to be a Unit Owner or unless and until a successor shall have been appointed as The Government's Authorized Agent and such successor shall have accepted such appointment. The Government agrees that it will at all times maintain an Authorized Agent to receive such service, as above provided. The failure of the Authorized Agent to give The Government notice of the service of any process shall not affect the validity of any Proceeding based on that process or any judgment obtained pursuant to it. The Government will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 41, or at such other address in the Borough of Manhattan in the City of New York, as may be the office of the Authorized Agent at the time of such service, and written notice of such service to The Government (mailed or delivered to The Government at the address set forth above) hereof shall be deemed, in every respect, effective service of process upon The Government. Upon receipt of such service of process the Authorized Agent shall advise the Ambassador of Israel to the United States and the Ministry of Finance of Israel promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service. The Government irrevocably and expressly waives the diplomatic immunity of Chief Fiscal Officer-Western Hemisphere of the Ministry of Finance of the State of Israel with respect to the acceptance of the service of process referred to herein pursuant to Article 32 of the Vienna Convention on Diplomatic Relations.

        In respect of any Proceedings which may be brought as provided in this Section, The Government irrevocably agrees not to assert the defense of immunity, on the grounds of sovereignty or otherwise, from jurisdiction, execution or attachment in aid of execution, personally and in respect of any of its property, including, without limitation, Unit 3.

        With respect to any Proceedings, neither the appointment of the Authorized Agent nor the waivers agreed to in this Section shall be interpreted to include actions brought under the United States Federal securities laws or any State securities laws.

        IN WITNESS WHEREOF, the undersigned has caused this Declaration to be executed this day of December, 1996.


                                     AMPAL REALTY CORPORATION


                                     By: /s/ Lawrence Lefkowitz
                                         -----------------------------------
                                         Lawrence Lefkowitz
                                         President

State of New York    )
                     :  ss:
County of New York   )

        On this 12th day of December, 1996 before me personally came Lawrence Lefkowitz, to me known, who being by me duly sworn, did depose and say that he resides at 447 Ridge Rd Hartsdale, NY 10530, that he is the President of Ampal Realty Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                   /s/ Linda J. Smith
                                                -------------------------
                                                     Notary Public

                                                     LINDA J. SMITH
                                            Notary Public, State of New York
                                                     No. 24-4917855
                                               Qualified in Kings County
                                           Certified Filed in New York County
                                          Commission Expires February 28, 1998

                                   EXHIBIT A

                               DESCRIPTION OF LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly aide of East 42nd Street with the easterly side of Second Avenue;

RUNNING THENCE Northerly along the easterly aide of Second Avenue, 200 feet 10 inches to the corner formed by the intersection of the southerly side of East 43rd Street with the easterly side of Second Avenue;

THENCE Easterly along the southerly side of East 43rd Street, 81 feet;

THENCE Southerly parallel with the easterly side of Second Avenue, 100 feet 5 inches to the center line of the block between East 42nd Street and East 43rd Street;

THENCE Westerly along said center line of the block, 6 inches;

THENCE Southerly again parallel with the easterly side of Second Avenue, 100 feet 5 inches to the northerly side of East 42nd Street;

and THENCE Westerly along said northerly side of East 42nd Street, 80 feet 6 inches to the point or place of BEGINNING.

TOGETHER with an easement for light and air over a portion of the premises next abutting on the east which easement is contained in Liber 4937 Page 333, as corrected in Liber 4945 Page 582, which such abutting premises are bounded and described as follows:

BEGINNING at a point on the northerly side of East 42nd Street, distant 80 feet 6 inches easterly from the corner formed by the intersection of the northerly side of East 42nd Street and the easterly side of Second Avenue;

RUNNING THENCE Northerly parallel with the easterly side of Second Avenue, 100 feet 5 inches to the center line of the block between East 42nd Street and East 43rd Street;

THENCE Easterly along the said center line, 6 inches;

THENCE Northerly again parallel with the easterly side of Second Avenue, 100 feet 5 inches to the southerly side of East 43rd Street;

THENCE Easterly along the southerly side of 43rd Street, 20 feet;

THENCE Southerly parallel with the easterly side of Second Avenue, 100 feet 5 inches to said center line of the block;

THENCE Westerly along said center line of the block, 6 inches;

THENCE Southerly again parallel with the easterly side of Second Avenue, 100 feet 5 inches to the northerly side of East 42nd Street;

THENCE Westerly along said northerly side of East 42nd Street, 20 feet to the point or place of BEGINNING.

                                    EXHIBIT B

                             DESCRIPTION OF BUILDING

The Building contains a cellar, 18 stories plus one story of mechanical penthouse. The height of the Building is approximately 198 feet. Interior construction is fireproof with reinforced concrete frame. The exterior of the Building is masonry. Roof composition is concrete deck with waterproofing membrane. The Building will be serviced by 5 passenger elevators and 2 freight elevators.

                                    EXHIBIT C

                                  LIST OF UNITS

====================================================================================================================================
Unit      Tax Lot         Location in Building and             Limited         Common Elements to Which Unit             Percentage
          Designation     Approximate Unit Area                Common          has Access                                Interest in
                                                               Elements                                                  Common
                                                                                                                         Elements
------------------------------------------------------------------------------------------------------------------------------------
Unit 1    1001            Portions of the cellar and first                     Truck loading dock and loading areas;     6.3%
(Retail)                  floors of the building consisting                    Elevator No. 3 and freight elevator
                          of 14,587 square located as                          adjacent to truck loading dock; lobby;
                          follows; cellar - 3,126 sq.ft.;                      all passages and corridors which are
                          first floor - 11,461 sq.ft.                          not limited common elements or part
                                                                               of another unit; fire stairs; building
                                                                               security, maintenance, telephone and
                                                                               mechanical equipment rooms; Roof
------------------------------------------------------------------------------------------------------------------------------------
Unit 2    1002            All of the second through ninth      6,746 total     Truck loading dock and loading areas;     49.8%
                          floors of the building consisting    square feet     Elevator No. 3 and freight elevator
                          of 115,069 square feet located                       adjacent to truck loading dock; lobby;
                          as follows; 2nd floor - 13,708                       passenger elevators and toilets serving
                          sq.ft.; 3rd floor - 14,466 sq.ft.;                   floors 2 through 9; all passages and
                          4th floor - 14,513 sq.ft.; 5th                       corridors which are not limited
                          floor - 14,452 sq.ft.; 6th floor -                   common elements or part of another
                          14,513 sq.ft.; 7th floor - 14,452                    unit; fire stairs; building security,
                          sq.ft.; 8th floor - 14,513 sq.ft.;                   maintenance, telephone and
                          9th floor - 14,452 sq.ft.                            mechanical equipment rooms; Roof
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Unit      Tax Lot         Location in Building and             Limited         Common Elements to Which Unit             Percentage
          Designation     Approximate Unit Area                Common          has Access                                Interest in
                                                               Elements                                                  Common
                                                                                                                         Elements
------------------------------------------------------------------------------------------------------------------------------------
Unit 3    1003            Portions of the cellar, first and    7,897 total     Truck loading dock and loading areas;     43.9%
                          all of the tenth through             sq. ft.         Elevator No. 3 and freight elevator
                          eighteenth floors of the building    2,511 sq.       adjacent to truck loading dock; lobby;
                          consisting of 101,278 square         ft. (roof at    passenger elevators and toilets serving
                          feet located as follows: cellar      12th floor);    floors 10 through 18; roof set back at
                          3,826 sq. ft; first floor - 1,066    211 sq. ft.     12th floor; all passages and corridors
                          sq. ft; 10th floor - 14,513 sq. ft;  (elevator at    which are not limited common
                          11th floor - 14,646 sq. ft; 12th     roof)           elements or part of another unit; fire
                          floor - 12,040 sq. ft; 13th floor                    stairs; building security; maintenance,
                          - 11,977 sq. ft; 14th floor -                        telephone and mechanical equipment
                          11,335 sq. ft; 15th floor - 8,967                    rooms; Roof
                          sq. ft; 16th floor - 9,200 sq. ft;
                          17th floor - 6,854 sq. ft; 18th
                          floor - 6,854 sq. ft.
====================================================================================================================================

                                   SCHEDULE I

                              PERMITTED EXCEPTIONS

       1. Zoning laws and regulations which are not violated by the existing structures.

       2. Consents by Seller or any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut.

       3. Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Property, provided that none of such rights interferes with the current use of the Property.

       4. Encroachments of stoops, areas, cellar steps, trim, cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Property over any street or highway or over any adjoining property and similar encroachments projecting from adjoining property on the Property.

       5. Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Property.

       6. Variations between fences, lines of hedges, retaining walls and the record lines.

       7. Any lien, charge or encumbrance which a tenant of the Property, by the terms of its lease or by law or otherwise, is required to discharge, remove or otherwise comply with; provided, however, that Seller shall agree in writing to cause any such lien, charge or encumbrance to be discharged after the Closing.

       8. The standard printed exceptions contained in the standard form of owner's title insurance policy issued by CTIC.

       9. Declaration of Condominium and By-Laws of 800 Second Avenue
Condominium.

       10. State of facts shown on survey of the Property made by Chas. J. Dearing dated June 10, 1957 and last brought to date by visual examination on June 19, 1995 by Harwood Surveying, P.C., and any additional state of facts which a subsequent accurate, current survey would disclose provided such additional state of facts does not render title unmarketable.

       11. Terms, covenants and restrictions recorded in Liber 1087, Cp 586 and Liber 1097, Cp 584.

       12. Easement of Light and Air recorded in Liber 4937, Cp 333.

       13. Distinctive Sidewalk Improvement and Maintenance Agreement dated July 10, 1992 and recorded in Reel 1915, page 1385, as modified by Modification of Distinctive Sidewalk Improvement and Maintenance Agreement recorded in Reel 2091, page 511.

                                  SCHEDULE II

                                800 SECOND AVENUE

               PROPOSED 1997 CONDOMINIUM BUDGET SUMMARY COMPARISON


              ----------------------------------------------------

                                   [Illegible]

              ----------------------------------------------------

               1.0    Payroll Fringe & Benefits            311,000
               2.0    Janitorial                            23,700
               3.0    Security                             198,680
               4.0    Utilities                            823,933
               5.0    Repairs & Maintenance                 79,300
               6.0    HVAC Repairs                          39,640
               7.0    Elevator Contract/Repairs             39,000
               8.0    Miscellaneous Operating               30,194
               9.0    Management Fees                       70,000
              10.0    Insurance                             56,000
              11.0    Professional Fees                     32,200
              12.0    Administrative                         8,800

              ----------------------------------------------------

                                          TOTALS        $1,712,447
                                                        ==========

                                  SCHEDULE III

                           CAPITAL IMPROVEMENT BUDGET


                                               800 SECOND AVENUE CONDOMINIUM
12/10/96                                       1997 CAPITAL EXPENDITURES BUDGET


ELEVATOR PROJECT                                                     $215,000***

AIR CONDITIONING                                                      850,000

GRAND CENTRAL PARTNERSHIP                                              60,000

                                               ---------------------------------
                                          TOTAL                    $1,125,000

*** - includes hydraulic freight
elevator-$80,000, alloc. 43.9% to
Israel, 56.1% to Ampal service elevator
$135,000, alloc. 30% to Israel, 70% to
Ampal

================================================================================


                                    BY-LAWS

                                      of

                         800 Second Avenue Condominium

                           New York, New York 10017





                          (Part 2 of the Declaration)




                      Kronish, Lieb, Wiener & Hellman LLP
                            Attorneys for Declarant
                          1114 Avenue of the Americas
                           New York, New York 10036



================================================================================

                               TABLE OF CONTENTS


Title                                                                     Page
-----                                                                     ----


I.    Plan of Unit Ownership ................................................1
      Section 1.   Unit Ownership............................................1
      Section 2.   Applicability of By-Laws..................................1
      Section 3.   Application...............................................1
      Section 4.   Office....................................................1

II.   Board of Managers......................................................1
      Section 1.   Number and Qualification..................................1
      Section 2.   Powers and Duties.........................................2
      Section 3.   Removal of Members of the Board of Managers...............2
      Section 4.   Organizational Meeting....................................2
      Section 5.   Regular Meetings..........................................2
      Section 6.   Special Meetings..........................................2
      Section 7.   Waiver of Notice..........................................2
      Section 8.   Quorum of Board of Managers...............................3
      Section 9.   Compensation..............................................3
      Section 10.  Liability of the Board of Managers........................3
      Section 11.  Good Faith Efforts........................................4

III.  Unit Owners............................................................4
      Section 1.   Annual Meetings...........................................4
      Section 2.   Place of Meetings.........................................4
      Section 3.   Special Meetings..........................................4
      Section 4.   Notice of Meetings........................................4
      Section 5.   Adjournment of Meetings...................................4
      Section 6.   Title to Units............................................5
      Section 7.   Voting....................................................5
      Section 8.   Quorum....................................................6
      Section 9.   Action Without Meeting....................................6

IV.   Officers...............................................................6
      Section 1.   Designation...............................................6
      Section 2.   Election of Officers......................................6
      Section 3.   Removal of Officers.......................................6
      Section 4.   Vacancies.................................................6
      Section 5.   President.................................................6
      Section 6.   Vice President............................................7
      Section 7.   Secretary.................................................7

      Section 8.   Treasurer.................................................7
      Section 9.   Agreements, Contracts, Deeds, Check, etc..................7
      Section 10.  Compensation of Officers..................................7

V.    Operation of the Property..............................................7
      Section 1.   Determination of General Common Expenses and Fixing of
                     General Common Charges..................................7
      Section 2.   Payment of General Common Charges and Unit Expenses.......8
      Section 3.   Collection of General Common Charges and Unit Expenses....8
      Section 4.   Foreclosure of Liens for Unpaid General Common Charges or
                    Unit Expenses............................................8
      Section 5.   Statement of General Common Charges and Unit Expenses.....9
      Section 6.   Water and Electricity.....................................9
      Section 7.   Taxes and Assessments....................................10
      Section 8.   Service Contracts........................................10
      Section 9.   Arbitration..............................................10

VI.   Fiscal Year...........................................................11

VII.  Execution of Instruments..............................................11

VIII. Rules and Regulations.................................................11

IX.   Mortgages.............................................................12
      Section 1.   Performance by Permitted Mortgagees......................12
      Section 2.   Examination of Books.....................................12
      Section 3.   Consent of Permitted Mortgagees..........................12
      Section 4.   Provisions Relating to Permitted Mortgagees..............12

X.    Records...............................................................13

XI.   Miscellaneous.........................................................13
      Section 1.   Notices..................................................13
      Section 2.   Invalidity...............................................14
      Section 3.   Captions.................................................14
      Section 4.   Gender...................................................14
      Section 5.   Waiver...................................................14
      Section 6.   Consent No Longer Required...............................14

XII.  Amendments to By-Laws.................................................14

XIII. Conflicts.............................................................15

                                    BY-LAWS

                                      OF

                         800 SECOND AVENUE CONDOMINIUM


                                  ARTICLE I.

                            Plan of Unit Ownership

      Section 1. Unit Ownership. The land situated in the Borough of Manhattan, City, County and State of New York more particularly described in Exhibit A of the Declaration executed by Ampal Realty Corporation and recorded in the Office of the Register of the City of New York, New York County simultaneously herewith (hereinafter called the "Declaration"), and the Building constructed on said land have been submitted to the provisions of the Condominium Act by the Declaration and are known as 800 Second Avenue Condominium (hereinafter called the "Condominium"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Declaration.

     Section 2. Applicability of By-Laws. The provisions of these By-Laws are applicable to the Property and to the use and occupancy thereof.

      Section 3. Application. All present and future owners, mortgagees, tenants and occupants of Units and their employees, and any other persons who may use the facilities of the Property in any manner, are subject to these By-Laws, the Declaration and the Rules and Regulations adopted by the Board of Managers, each as amended from time to time.

      The acceptance of a deed or conveyance or the entering into of a lease or the act of occupancy of a Unit shall constitute an agreement that these By-Laws, the provisions of the Declaration and the Rules and Regulations, as they may be amended from time to time, are accepted, ratified and will be complied with.

     Section 4. Office. The office of the Condominium and the Board of Managers shall be located at the Property or at such other place as may be designated by the Board of Managers from time to time.


                                  ARTICLE II.

                               Board of Managers

     Section 1. Number and Qualification. The affairs of the Condominium shall be governed by a Board of Managers consisting of seven members. No member of the Board of

Managers need be a Unit Owner. Subject to these By-Laws, each member shall hold office until the next annual meeting of Unit Owners and thereafter until his successor is duly designated or elected and qualified. Each member of the Board of Managers shall have one vote.

     Section 2. Powers and Duties. The Board of Managers shall have the powers and duties granted to it by the Declaration and the Condominium Act.

     Section 3. Removal of Members of the Board of Managers. The members of the Board of Managers may be removed at any time, with or without cause, at the pleasure of the Board of Managers. If any member shall be so removed, a new member shall be elected by the Unit Owners at a special meeting called for such purpose.

     Section 4. Organizational Meeting. The first meeting of the members of the Board of Managers following the annual meeting of the Unit Owners shall be held within ten (10) days thereafter, at such time and place as shall be fixed by a majority of the members of the Board of Managers elected by the Unit Owners and no notice shall be necessary to the newly elected members of the Board of Managers in order legally to constitute such meeting, providing a majority of the whole Board of Managers elected by the Unit Owners shall be present thereat.

     Section 5. Regular Meetings. Regular meetings of the Board of Managers may be held at such time and place as shall be determined from time to time by a majority of the members of the Board of Managers. Notice of regular meetings of the Board of Managers shall be given by the Secretary to each member of the Board of Managers, by mail or facsimile transmission, at least 10 business days prior to the day named for such meeting, and shall specify the purposes of such meeting and state whether the items on the agenda at such meeting will be voted upon at such meeting.

     Section 6. Special Meetings. Special meetings of the Board of Managers may be called by any member of the Board of Managers on 5 business days' notice to each member of the Board of Managers, given by mail or facsimile transmission, which notice shall state the time, place and purpose of the meeting and state whether the items on the agenda at such meeting will be voted upon at such meeting.

     Section 7. Waiver of Notice. Any member of the Board of Managers may at any time waive notice of any meeting of the Board of Managers in writing, and such waiver shall be deemed equivalent to the giving of such notice. Attendance by a member of the Board of Managers at any meeting of the Board shall constitute a waiver of notice by him of the time and place thereof. Any one or more members of the Board of Managers or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons present at the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. If all the members of the Board of Managers are present at any meeting of the Board, no notice shall be required and any business may be transacted at such meeting.

     Section 8. Quorum of Board of Managers. At all meetings of the Board of Managers, a majority of the members thereof shall constitute a quorum for the transaction of business; provided, however, so long as a Unit Owner has the right to designate one or more members of the Board of Managers pursuant to
Section 7 of Article III, at least one designated member representing such Unit Owner must be present in order to constitute a quorum. If at any meeting of the Board of Managers there shall be less than a quorum present, the members present at such meeting shall adjourn the meeting and shall give at least five business days' notice to all members of any rescheduled meeting. In the event that there shall be less than a quorum present at any meeting of the Board of Managers because a member representing a Unit Owner having the right to designate one or more members of the Board of Managers was not present thereat and, as a result, such meeting was adjourned, then a majority of the members of the Board of Managers shall constitute a quorum for the transaction of business at such rescheduled meeting, whether or not a member representing such Unit Owner is present, provided that at least five business days' notice of such rescheduled meeting was given to all members. At any such adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting originally called may be transacted without further notice. Decisions of the Board of Managers shall be made by the vote of a majority of the members of the Board of Managers. Any action required or permitted to be taken by the Board of Managers or any committee thereof may be taken without a meeting if all members of the Board of Managers or the committee consent in writing to the adoption of a resolution authorizing such action, and the writing or writings are filed with the minutes of the proceedings of the Board or the committee.

     Section 9. Compensation. No member of the Board of Managers shall receive any compensation from the Condominium for acting as such.

     Section 10. Liability of the Board of Managers. The members of the Board of Managers shall not be liable to the Unit Owners for any mistake of judgment, negligence or otherwise, except for their own individual willful misconduct or bad faith. To the fullest extent permitted by law, the Unit Owners shall indemnify and hold harmless each of the members of the Board of Managers against all liability to others arising from their acts as, or by reason of the fact that such person was, a member of the Board of Managers except in the case of the willful misconduct or bad faith of such member. It is intended that the members of the Board of Managers shall have no personal liability with respect to any contract made by them on behalf of the Condominium within the scope of their authority. It is also intended that the liability of any Unit Owner arising out of any contract made by the Board of Managers or out of the aforesaid indemnity in favor of the members of the Board of Managers shall be limited to such proportion of the total liability thereunder as its interest in the Common Elements bears to the interests of all the Unit Owners in the Common Elements. Every agreement made by the Board of Managers or by the managing agent on behalf of the Condominium shall provide that the members of the Board of Managers or the managing agent, as the case may be, are acting only as agents for the Unit Owners who elected them and shall have no personal liability thereunder (except as Unit Owners) and that any liability thereunder of a Unit Owner shall be limited to such proportion of the total liability thereunder as its interest in the Common Elements bears to the interest of all the Unit Owners in the Common Elements.

     Section 11. Good Faith Efforts. Each Unit Owner shall use good faith efforts to effectuate the purpose of the Declaration and these By-Laws.


                                  ARTICLE III.

                                   Unit Owners

     Section 1. Annual Meetings. The first annual meeting of the Unit Owners shall be held within 10 days following the date of filing of the Declaration. Annual meetings of Unit Owners shall be held on the second Monday in January annually thereafter commencing in the second January next following such annual meeting.

     Section 2. Place of Meetings. Meetings of the Unit Owners shall be held at the principal office of the Condominium or at any other such suitable place convenient to the Unit Owners as may be designated by the Board of Managers.

     Section 3. Special Meetings. It shall be the duty of the President to call a special meeting of the Unit Owners upon proper notice if so directed by resolution of the Board of Managers or upon the request of a Unit Owner signed and presented to the Secretary. The notice of any special meeting shall state the time and place of such meeting and the purpose thereof. No business shall be transacted at a special meeting except as stated in the notice.

     Section 4. Notice of Meetings. It shall be the duty of the Secretary to mail a notice of each annual or special meeting of the Unit Owners, at least five but not more than forty days prior to such meeting, stating the purpose thereof as well as the time and place where it is to be held, to each Unit Owner of record, at the Building or at such other address as such Unit Owner shall have designated by notice in writing to the Secretary. If the purpose of any meeting shall be to act upon a proposed amendment to the Declaration or to these By-Laws, the notice of meeting shall be mailed at least 10 days prior to such meeting and shall be accompanied by a copy of the text of the proposed amendment. The mailing of a notice of meeting in the manner provided in this Section shall be considered service of notice. Notice of any meeting need not be given to a Unit Owner who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting, or who attends a meeting, in person or by proxy.

     Section 5. Adjournment of Meetings. If any meeting of Unit Owners cannot be held because a quorum has not attended, any Unit Owner who is present at such meeting, either in person or by proxy, may adjourn the meeting to a time not less than forty-eight
(48) hours from the time the original meeting was called unless the subject of such meeting is an "emergency."

      Section 6. Title to Units. Title to Units may be taken in the name of an individual or in the names of two or more persons, as tenants in common or as joint tenants or in the name of a corporation, limited liability company, or partnership, or in the name of a fiduciary or any other entity capable of taking title to a Unit (except that title may be taken in the name of a foreign government only if it executes and delivers to the Board of Managers a written agreement not to assert the defense of sovereign immunity, in form and substance acceptable to the Board of Managers and counsel to the Condominium).

     Section 7. Voting.

     (a) The total number of votes of the Unit Owners shall be one hundred and subject to the provisions of paragraph (c) of this Section 7 each Unit Owner shall have one vote for each one percent (rounded to the nearest whole number) of interest in the Common Elements appurtenant to its Unit.

     (b) Each Unit Owner may empower any person to vote as the Proxy of such Unit Owner at any meeting of Unit Owners by written proxy or authorization filed with the Secretary. Such written proxy or authorization, unless specially limited by its terms, shall remain effective until there shall be filed with the Secretary a written revocation of the same or a written proxy or authorization of later date.

     (c) So long as Declarant or an Affiliate of Declarant continues to own the following percentages of interests in the Common Elements, Declarant shall have the right to designate the following number of members of the Board of Managers:

      More than 50%                       4 members
      25% up to and including 50%         3 members
      15% up to but not including 25%     2 members
      10% up to but not including 15%     1 member

     (d) So long as The Government of Israel ("The Government") continues to own the following percentages of interests in the Common Elements, The Government shall have the right to designate the following number of members of the Board of Managers:

      25% or more                         3 members
      15% up to but not including 25%     2 members
      10% up to but not including 15%     1 member

      (e) If the number of members of the Board of Managers designated pursuant to subsections (c) and (d) is less than seven, the remaining members of the Board of Managers shall be elected by the Unit Owners. Each Unit Owner (including any Unit Owner who has the right to designate members of the Board of Managers) shall have the right to vote for any member(s) of the Board of Managers to be elected. A Unit Owner may cast all of its votes for one candidate or may split its vote among several candidates.

     Section 8. Quorum. Except as otherwise provided in these By-Laws or the Declaration, the presence in person or by proxy of 51% of all Unit Owners entitled to vote shall constitute a quorum at all meetings of the Unit Owners.

     Section 9. Action Without Meeting. Any action required or permitted to be taken by the Unit Owners may be taken without a meeting if the Unit Owners consent in writing to the adoption of a resolution authorizing such action and the writing or writings are filed with the records of the Condominium.


                                   ARTICLE IV.

                                    Officers

     Section 1. Designation. The principal officers of the Condominium shall be the President, the Vice President, the Secretary, and the Treasurer, all of whom shall be elected by the Board of Managers. The Board of Managers may appoint an assistant treasurer, an assistant secretary, and such other persons as in its judgment may be necessary. Any two or more offices may be held by the same Person, except that no Person may hold the offices of both President and Secretary.

     Section 2. Election of Officers. The officers of the Condominium shall be elected annually by the Board of Managers at the organization meeting of each new Board of Managers and shall hold office at the pleasure of the Board of Managers. No officer, except the President, need be a member of the Board of Managers. No officer need be a Unit Owner.

     Section 3. Removal of Officers. Upon the affirmative vote of a majority of the members of the Board of Managers, any officer may be removed, either with or without cause, and his successor may be elected at any regular meeting of the Board of Managers, or at any special meeting of the Board of Managers called for such purpose.

     Section 4. Vacancies. Any vacancy occurring in any office may be filled by the Board of Managers.

     Section 5. President. The President shall be the chief executive officer of the Condominium and shall be a member of the Board of Managers. He shall preside at all meetings of the Unit Owners and the Board of Managers. He shall have all of the general powers and duties which are incident to the office of president of a stock corporation organized under the Business Corporation Law of the State of New York.

     Section 6. Vice President. The Vice President shall take the place of the President and perform his duties whenever the President shall be absent or unable to act. If neither the President nor the Vice President is able to act, the Board of Managers shall appoint some other member of the Board of Managers to act in the place of the President, on an interim basis. The Vice President shall also perform such other duties as shall from time to time be imposed upon him by the Board of Managers or by the President.

     Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the Unit Owners and of the Board of Managers; he shall have charge of such books and papers as the Board of Managers may direct; and he shall, in general, perform all the duties incident to the office of secretary of a stock corporation organized under the Business Corporation law of the State of New York.

     Section 8. Treasurer. The Treasurer shall have the responsibility for Condominium funds and securities and shall be responsible for keeping full and accurate financial records and books of account showing all receipts and disbursements, and for the preparation of all required financial data. He shall be responsible for the deposit of all moneys and other valuable effects in the name of the Board of Managers, or the managing agent, in such depositories as may from time to time be designated by the Board of Managers, and he shall, in general, perform all the duties incident to the office of treasurer of a stock corporation organized under the Business Corporation Law of the State of New York.

     Section 9. Agreements, Contracts, Deeds, Check, etc. All agreements, contracts, deeds, leases, checks and other instruments of the Condominium shall be executed by such officers of the Condominium or by such other person or persons as may be designated by the Board of Managers.

     Section 10. Compensation of Officers. No officer shall receive any compensation from the Condominium for acting as such.


                                  ARTICLE V.

                           Operation of the Property

     Section 1. Determination of General Common Expenses and Fixing of General Common Charges. Subject to Section 20(d) of the Declaration, The Board of Managers shall annually prepare an operating budget in accordance with the provisions of the Declaration, determine the amount of the General Common Charges payable by the Unit Owners to meet the General Common Expenses and assess the General Common Expenses among the Unit Owners in proportion to their respective common interests; provided, however, that

(notwithstanding anything to the contrary contained in the Declaration) if in any case apportionment in such proportion would be inequitable, the General Common Expense in question shall be apportioned to each Unit Owner in such other proportion as shall be fair and equitable. If any Unit Owner shall dispute any apportionment made by the Board of Managers, such Unit Owner and the Board of Managers shall use good faith efforts to agree on such apportionment at the earliest practicable time, but if they shall fail to agree the matter shall at the request of such Unit Owner be determined by arbitration in the manner specified in Section 9 of this Article 5. The Board of Managers shall advise the Unit Owners promptly, in writing, of the amount of General Common Charges payable by each of them, respectively, as determined by the Board of Managers, as aforesaid, and shall furnish copies of each budget on which the General Common Charges and General Common Expenses are based, to the Unit Owners (and the holders of Permitted Mortgages, if required). That portion of the General Common Charges which is allocated by the Board of Managers to principal payments on indebtedness or for capital improvements shall be treated on the books of the Condominium as capital contributions.

     Section 2. Payment of General Common Charges and Unit Expenses. Unit Owners shall be obligated to pay the General Common Charges and Unit Expenses assessed by the Board of Managers at such time or times as the Board of Managers shall determine. A grantee of a Unit shall be jointly and severally liable with the grantor of such Unit for the payment of General Common Charges assessed against such Unit prior to the grantee's acquisition of such Unit without prejudice to the grantee's right to recover from the grantor the amounts paid by the grantor thereof. However, any such grantor or grantee shall be entitled to a statement from the Board of Managers setting forth the amount of the unpaid General Common Charges and Unit Expenses of the grantor, and neither such grantor nor such grantee shall be liable for, nor shall the Unit conveyed be subject to a lien for, any unpaid General Common Charges or Unit Expenses of the grantor in excess of the amount therein set forth.

     Section 3. Collection of General Common Charges and Unit Expenses. The Board of Managers shall assess General Common Charges against the Unit Owners on a monthly basis and shall take prompt action to collect any General Common Charges or Unit Expenses due from any Unit Owner which remain unpaid for more than 30 days from the due date for payment thereof.

     Section 4. Foreclosure of Liens for Unpaid General Common Charges or Unit Expenses. In any action brought by the Board of Managers to foreclose a lien on a Unit because of unpaid General Common Charges or Unit Expenses, the Unit Owner shall be required to pay a reasonable rental for the use of his Unit and the plaintiff in such foreclosure action shall be entitled to the appointment of a receiver to collect the same. A suit to recover a money judgment for unpaid General Common Charges or Unit Expenses shall be maintainable without foreclosing or waiving the lien securing the same.

     Section 5. Statement of General Common Charges and Unit Expenses. The Board of Managers (or a managing agent on its behalf) shall promptly provide any Unit Owner so requesting the same in writing, with a written statement of all unpaid General Common Charges and Unit Expenses due from such Unit Owner.

     Section 6. Water and Electricity.

     (a) Electricity will be supplied to the Building by the public utility company serving the area. The Board of Managers shall pay the cost of such electricity and shall charge the cost (which may include direct costs to the utility company providing such service to the Building, surcharges thereon, all taxes thereon, actual costs incurred by the Board of Managers to read submeters and taxes imposed with respect to the service rendered to read submeters and to collect the charge for electricity) as follows:

          1. The cost of electricity consumed or used within a Unit, as recorded on one or more submeters measuring consumption of electricity within such Unit, shall be charged to the Unit Owner of such Unit as a Unit Expense.

          2. The cost of electricity supplied to a Limited Common Element will be charged to the owner of the Unit having the right of use thereof as a Unit Expense.

          3. The cost of electricity for the General Common Elements will be charged as a General Common Expense.

     Any Unit Owner may elect to contract directly with the public utility company furnishing electric service to the Building for electric service to its Unit by giving written notice of such election to the Board of Managers. If a Unit Owner so elects, such Unit Owner shall contract directly with the public utility company furnishing electric service to the Building for electric service to its Unit and install, at such Unit Owner's expense, a separate meter or meters to measure such Unit Owner's consumption of electricity.

     The Board of Managers shall not be liable in any way to any Unit Owner for any failure of, defect in, interruption of, or change in the supply, character and/or quantity of electric service furnished to the Building.

     (b) Water for ordinary lavatory purposes will be supplied to all the Units, and unless Unit Owners are billed directly by the City Collector or the consumption of water is separately metered, the Board of Managers shall pay, as a General Common Expense, all charges therefor, together with all related sewer rents arising therefrom, promptly after the bills therefor have been rendered. In the event of a sale of a Unit, the Board of Managers (or the managing agent on its behalf) on request of the selling Unit Owner shall execute and deliver to the purchaser of the Unit or to the purchaser's title insurance company a letter agreeing to pay all charges for water for ordinary lavatory purposes and related sewer rents affecting the Unit as of the date of closing of title to such Unit, and payable by the Board of Managers, promptly after such charges shall have been billed by the City Collector.

     Section 7. Taxes and Assessments. Each Unit Owner shall be obligated to cause the real property taxes for its Unit and the common interest appertaining thereto to be assessed separately by the proper governmental authority and to pay all such real property taxes so determined directly to the proper governmental authority. The foregoing sentence shall apply to all types of taxes which now are or may hereafter be assessed separately by law on each Unit and the common interest appertaining thereto or the personal property or any other interest of the Unit Owner, including without limitation any assessment imposed by the 42nd Street Business Improvement District or any successor thereto. Each Unit Owner shall execute such documents and take such action as may be reasonably specified by the Board of Managers to facilitate dealing with the proper governmental authority regarding such taxes, other taxes and assessments. Each Unit Owner shall be obligated to pay, as General Common Charges, a proportionate share (determined in accordance with its common interest) of any assessment by the Board of Managers for any portion of taxes or assessments, including, without limitation, any assessment imposed by the 42nd Street Business Improvement District or any successor thereto, assessed against the entire Property or any part of the Common Elements as a whole and not separately, such payment to be made as directed by the Board of Managers. If, in the opinion of the Board of Managers, any taxes or assessments may be a lien on the entire Property or any part of the Common Elements, the Board of Managers may pay such taxes or assessments and shall assess the same to the Unit Owners in accordance with their respective common interests.

     Section 8. Service Contracts. Each Unit Owner shall have the right at its sole expense to enter into contracts for security and maintenance of fixtures and equipment in its Unit and for cleaning and the removal of refuse therefrom, provided, however, that in each instance the contractor shall first be approved by the Board of Managers, which approval shall not be unreasonably withheld or delayed.

     Section 9. Arbitration.

     (a) Any dispute under Section 1 of Article V shall be submitted to arbitration to the then President of The Real Estate Board of New York, Inc. (or any organization which is the successor thereto) or his or her designee, or if neither The Real Estate Board of New York, Inc. or any successor thereto is then in existence, to a person appointed by a Justice of the New York State Supreme Court, County of New York.

     (b) The provisions of this Section 9 constitute a written agreement regarding the determination of disputes concerning the proper apportionment of General Common Expenses.

     (c) The arbitration decision, determined as provided in this Section 9, shall be conclusive and binding on all Unit Owners and the Board of Managers, shall constitute an

"award" by the Arbitrator within the meaning of applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

     (d) The non-prevailing party in any arbitration shall pay all fees and expenses relating to the arbitration including, without limitation, the fees and expense of the Arbitrator and the appropriate amount (as determined by the Arbitrator) of the fees and expenses of the prevailing party's counsel and of experts and witnesses retained or called by the prevailing party.


                                  ARTICLE VI.

                                  Fiscal Year

     The fiscal year shall be the calendar year unless the Board of Managers shall adopt a different period.


                                 ARTICLE VII.

                           Execution of Instruments

     After the effective date of the Declaration, all instruments of the Condominium shall be signed and executed by such officer or officers as the Board of Managers shall designate.


                                 ARTICLE VIII.

                             Rules and Regulations

     The initial Rules and Regulations governing the operation and maintenance of the Property are attached to these By-Laws. The Board of Managers shall have the right at any time and from time to time to amend or repeal any or all of the Rules and Regulations and to adopt additional Rules and Regulations. Any such amendment, repeal or adoption of Rules and Regulations shall require the affirmative vote of five members of the Board of Managers. In promulgating Rules and Regulations with respect to matters of access to the Building, hours of operation, security and like matters, due consideration shall be given to the fact that a portion of a Unit Owner's activities are expected to occur in the evenings or on weekends. No Rule or Regulation shall unreasonably or discriminatorily in any material respect whatsoever restrict or impair (directly or indirectly or through discriminatory special assessments or charges) the rights of any Unit Owner. No amendment to the initial Rules and Regulations and no additional Rules and Regulations shall become effective until a copy thereof has been furnished to each Unit Owner.

                                  ARTICLE IX.

                                   Mortgages

     Section 1. Performance by Permitted Mortgagees. The Board of Managers shall accept payment of any sum or performance or any act by the holder of a Permitted Mortgage affecting a Unit which is required to be paid or performed by the Unit Owner of such Unit pursuant to the Declaration or these By-Laws or any rules and regulations adopted by the Board of Managers, with the same force and effect as though paid or performed by such Unit Owner.

     Section 2. Examination of Books. Each holder of a Permitted Mortgage shall be permitted to examine the books of account of the Condominium at reasonable times, on business days, but not more often than once a month.

     Section 3. Consent of Permitted Mortgagees. Except as otherwise expressly provided for herein or in the Declaration, no consent or approval by any Permitted Mortgagee shall be required with respect to any determination or act of the Board of Managers or any Unit Owner; provided, however, that nothing contained herein shall be deemed to limit or affect the rights of any Permitted Mortgagee against its mortgagor.

     Section 4. Provisions Relating to Permitted Mortgagees. Notwithstanding anything to the contrary contained in the Declaration, these By-Laws or the Condominium Act:

     (a) The Board of Managers shall promptly send to the holder of each Permitted Mortgage a copy of each notice with respect to the Condominium sent to or received from a Unit Owner by the Board of Managers, which affects the property, Unit or Units encumbered by such mortgage.

     (b) Without, in each case, the prior consent of the holder of each Permitted Mortgage, the Property shall not be withdrawn from the Condominium Act or be subject to an action for partition.

     (c) If the holder of any Permitted Mortgage acquires the Property or any portion thereof (including, without limitation, one or more Units) by foreclosure or by deed in lieu of foreclosure, neither such holder nor any successor or assignee of such holder, as owner of the Property or any portion thereof, shall be liable to the Board of Managers or to any Unit Owner for any claims arising prior to foreclosure or delivery of the deed in lieu of foreclosure that the Board of Managers or any Unit Owner may have against the former owner or owners of the Property, and further provided that the liability of such holder and its successors or assigns for General Common Charges and Unit Expenses accruing after foreclosure or delivery of the deed in lieu of foreclosure shall be limited to its (their) interest in the Units.

     (d) The holder of each Permitted Mortgage is intended to be, and is hereby expressly made, a third party beneficiary of the provisions of this Article IX and each such holder may rely thereon to the same extent as if such provisions were contained in a direct agreement with such holder.


                                  ARTICLE X.

                                    Records

     The Board of Managers shall keep detailed records of the actions of the Board of Managers, minutes of the meetings of the Board of Managers, minutes of the meetings of the Unit Owners, and financial records and books of account of the Condominium, including a chronological listing of receipts and expenditures, as well as a separate account for each Unit which, among other things, shall contain the amount of each assessment of General Common Charges against such Unit, the date when due, the amounts paid thereon, and the balance remaining unpaid. Each Unit Owner and each holder of a Permitted Mortgage shall have the right to examine the records and books of the Condominium at reasonable intervals during regular business hours.

     An annual report of the receipts and expenditures of the Condominium, audited by an independent certified public accountant, shall be rendered by the Board of Managers to the Unit Owners and to all holders of Permitted Mortgages who have requested the same, promptly after the end of each fiscal year. The cost of such report shall be paid by the Board of Managers as a General Common Expense. So long as Declarant or an Affiliate of Declarant is the owner of 25% or more of the rentable floor area of the Building, Declarant shall have the sole right to designate the accountants for the Condominium.


                                  ARTICLE XI.

                                 Miscellaneous

     Section 1. Notices. All notices hereunder shall be sent by registered or certified mail to the Board of Managers at the office of the Board of Managers or to such other address as the Board of Managers may hereafter designate from time to time and to any Unit Owner by registered or certified mail to the Building or to such other address or addresses as may have been designated by it from time to time, in writing, to the Board of Managers. All notices to holders of Permitted Mortgages and to tenants and subtenants of Units shall be sent by registered or certified mail to their respective addresses, as designated by them from time to time, in writing, to the Board of Managers. All notices shall be deemed to have been given two business days after being mailed, except notices of change of address which shall be deemed to have been given when received.

     Section 2. Invalidity. The invalidity of any provision of these By-Laws shall not be deemed to impair or affect in any manner the validity, enforceability or effect of the remainder of these By-Laws and, in such event, all of the other provisions of these By-Laws shall continue in full force and effect as if such invalid provision had never been included herein.

     Section 3. Captions. The captions herein are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope of these By- Laws, or the intent of any provision thereof.

     Section 4. Gender. The use of the masculine gender in these By-Laws shall be deemed to refer to the feminine gender and the use of the singular shall be deemed to refer to the plural, and vice versa, whenever the context so requires.

     Section 5. Waiver. No provision contained in these By-Laws shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof which may occur.

     Section 6. Consent No Longer Required. Wherever the consent, approval or permission of The Government or the holder of a Permitted Mortgage is required under the Condominium Documents, such consent, approval or permission shall not be required when The Government owns less than 51% of the rentable floor area of Unit 3 or any part thereof or the holder of the Permitted Mortgage no longer holds the pertinent mortgage, as the case may be.

                                  ARTICLE XII.

                              Amendments to By-Laws

     These By-Laws may be modified or amended only by an amendment to the Declaration (i) approved by the vote of at least 51% in common interest of all Unit Owners, cast in person or by proxy at a meeting duly held in accordance with the provisions of these By-Laws and (ii) duly recorded in the Register's Office of the City of New York, County of New York, provided, however, that (w) an amendment reflecting the subdivision or recombination of a Unit in accordance with Section 5(c) of the Declaration may be made by the affected Unit Owner or Unit Owners without the consent of the unaffected Unit Owners or the Board of Managers, (x) paragraph (c) of Section 7 of Article III may not be modified, amended or deleted without the written consent of Declarant, (y) paragraph (d) of Section 7 of Article III may not be modified, amended or deleted without the written consent of The Government, and (z) Section 8 of Article II, paragraph
(e) of Section 7 of Article III, Article VIII, Section 6 of Article XI and this
Article XII may not be modified, amended or deleted without the written consent of Declarant and The Government.

                                 ARTICLE XIII.

                                   Conflicts

     These By-Laws are set forth to comply with the requirements of the Condominium Act. In case any of these By-Laws conflict with the provisions of said statute or of the Declaration, the provisions of said statute, or the Declaration, as the case may be, shall control.

     The Floor Plans referred to in the foregoing Declaration were filed in the Office of the City Register, County of New York, on ________________, 1996 as Condominium Plan No. __________.

                             RULES AND REGULATIONS

     (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by the Board of Managers.

     (2) No awnings, fans or other projections shall be attached to the outside walls of the Building above the ground floor. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by the Board of Managers, from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Building above the ground floor, without the prior written consent of the Board of Managers, which shall not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by the Board of Managers.

     (3) The exterior windows and doors that reflect or admit light and air into the Building or the halls, passage ways or other public places in the Building, shall not be covered or obstructed.

     (4) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of the Board of Managers.

     (5) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

     (6) Subject to the provisions of Section 15 of the Declaration, no Unit Owner shall mark, paint, drill into, or in any way deface any part of the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Board of Managers, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct.

     (7) No space in the Building shall be used for manufacturing.

     (8) No Unit Owner shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

     (9) No Unit Owner, nor any of its employees, tenants, subtenants, agents, visitors or licensees, shall at any time bring or keep in the Building any flammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy, provided, however, such items are stored in approved containers in compliance with all applicable laws and regulations of governmental authorities.

     (10) No bicycles, vehicles (other than those devices required for disabled or handicapped persons, such as wheelchairs or similar devices) or animals of any kind except for seeing eye dogs and fish kept in fish tanks shall be brought into or kept by any Unit Owner in or about the Building.

     (11) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which the Board of Managers or its agent reasonably may determine from time to time. The Board of Managers reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations.

     (12) No Unit Owner shall occupy or permit any portion of the Building to be occupied for the possession, storage, manufacture or sale of narcotics.

     (13) No Unit Owner shall purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Building, from any company or persons not approved by the Board of Manager, which approval shall not be withheld or delayed unreasonably, and at hours and under regulations other than as reasonably fixed by the Board of Managers.

     (14) The Board of Managers reserves the right to exclude from the Building all persons who do not present a pass (if required) to the Building signed or approved by the Board of Managers. Each Unit Owner shall be responsible for all persons for whom a pass shall be issued at the request of such Unit Owner and shall be liable to the Board of Managers and all other Unit Owners.

     (15) The requirements of a Unit Owner will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Board of Managers or its agent, and provided the Unit Owner pays the then Building standard rates fixed by the Board of Managers.

     (16) Canvassing, soliciting and peddling in the Building is prohibited and Unit Owners shall cooperate to prevent the same, including, but not limited to, providing the Board of Managers or its agent with notice of any such acts when a Unit Owner becomes aware of same.

     (17) There shall not be used in any space, or in the public halls of the Building, either by a Unit Owner or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     (18) The Unit Owners of Unit 2 and Unit 3 shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages except (a) by the Unit Owner solely to its employees or (b) by any Unit Owner or occupant of a Unit (or portion thereof) which is a private club solely to the members of such club. The Unit Owners of Unit 2 and Unit 3 shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises.

     If any of the Rules and Regulations (including those applicable to Alterations) conflict with any of the provisions of the Declaration or the By-Laws, the provisions of the Declaration or the By-Laws, as the case may be, shall govern.

                                 City Register

                                    EXHIBIT B
                                       to
                                AGREEMENT OF SALE
                            DATED DECEMBER ___, 1996
                                     between
                       AMPAL REALTY CORPORATION, AS SELLER
                                       and
                     THE GOVERNMENT OF ISRAEL, AS PURCHASER

         DOCUMENTS TO BE DELIVERED; OBLIGATIONS OF PURCHASER AND SELLER


         1. At the Closing, upon receipt by Seller of the payments and documents to be delivered to Seller as provided herein, in the form required hereby, and upon Purchaser complying with all of its other obligations hereunder, Seller shall deliver to Purchaser a duly executed and acknowledged Deed which shall be the usual Bargain and Sale Deed without Covenants Against Grantor's Acts, in the form required by the New York Condominium Act (hereinafter referred to as the "Deed") in recordable form, which Deed shall be executed by Purchaser to evidence its agreement to be bound by the provisions of the Declaration. The Deed shall be sufficient to convey to Purchaser good, marketable and insurable fee simple title to Unit 3, subject only to the Permitted Exceptions.

         2. Seller shall assign to the Condominium Board of Managers at or prior to the Closing all of Seller's right, title and interest in and to the Service Contracts shown on Exhibit C hereto.

         3. At the Closing, Purchaser shall pay the portion of the Purchase Price to be paid in accordance with Section 2(B) of the Agreement.

         4. At the Closing, Seller shall deliver to the Condominium Board of Managers to the extent they are then in Seller's possession and not posted or available at the Property, copies of all Permits, authorizations and approvals issued for or with respect to the Property as a whole by governmental and quasi-governmental authorities having jurisdiction thereover.

         5. At the Closing, Seller and Purchaser shall deliver duly executed Certifications, in the form shown on Exhibit H and H-1 to the Agreement.

         6. At the Closing, Seller shall deliver to Purchaser such instruments as are necessary or reasonably required by Purchaser or Purchaser's title insurance company to evidence the authority of the officer of Seller to execute the documents to be executed by Seller in connection with the transactions contemplated herein, and evidence that the execution and delivery of such documents is the official act and deed of Seller.

         7. At the Closing, Seller shall deliver to Purchaser a certificate of good standing from the Secretary of State of the State of New York.

         8. Purchaser and Seller shall also execute and deliver to each other and/or CTIC, such other and further documents as may be appropriate and/or CTIC, in its reasonable discretion, may request or require.

         9. At the Closing, if the Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to Purchaser and Purchaser's title company affidavits showing that such judgments, bankruptcies or other returns are not against Seller and such other documents as may be reasonably required by Purchaser's title company to eliminate all exceptions other than the Permitted Exceptions appearing in the Commitment.

         10. At the Closing, Seller shall deliver to the Condominium Board of Managers all maintenance records and operating manuals pertaining to the Property, if available.

         11. At the Closing, Seller shall deliver to Purchaser a sworn statement from an authorized officer of Seller, certifying that the officer or officers signing documents in connection with the transactions contemplated hereby are authorized to do so or a certificate of the Secretary or an Assistant Secretary of Seller certifying that the Board of Directors of Seller has duly adopted resolutions authorizing the transactions contemplated hereby and the execution and delivery of all of the Closing documents executed and delivered by Seller pursuant to this Agreement.

         12. At the Closing, Seller shall deliver to Purchaser assignments of any contractors' or subcontractors' guarantees or warranties relating to Unit 3.

         13. At the Closing, Seller and Purchaser shall execute and deliver to the representative of CTIC a New York City Real Property Transfer Tax Return and New York State Form TP-584 and Seller shall deliver to the representative of CTIC a check or checks in payment of all applicable City and State transfer taxes.

         14. At the Closing, Seller shall deliver to Purchaser an affidavit in the form attached hereto as Exhibit I stating that Seller is not a foreign person as that term is defined in

Section 1445 of the United States Internal Revenue Code of 1986, as amended.

         15. At the Closing Seller shall specify in writing to Purchaser the bank account to which Federal Funds for the Installment Payments are to be wired.

                                    EXHIBIT C

NAME                                  SERVICE
----                                  -------

Madison Building Services Group       Pest Control
                                      Window Cleaning
                                      Janitorial Service

Honzak & Honzak, Inc.                 Energy Cost Consulting for the purpose of
                                      determining electric rent inclusion factor

Multiplex Electrical Service, Inc.    Maintenance of the fire alarm system

Holmes Protection of New York, Inc.   Installation and maintenance of fire alarm

Gemini Elevator Corp.                 Maintenance and repair of elevators

Vibro Carting, Inc.                   Collection and disposal of solid waste

Gotham Refining Chemicak Corp.        Water treatment service for condenser
                                      water and chilled/hot water systems

W.H. Christian & Sons, Inc.           Uniform rentals

                                    EXHIBIT D



    INSURANCE                    TYPE OF
     COMPANY                    INSURANCE                     LIMITS               EXPIRATION
     -------                    ---------                     ------               ----------
National Surety             Commercial general           $2,000,000 general         6/28/97
Insurance Company           liability                    aggregate
                                                         $1,000,000 personal
                                                         injury
                                                         $1,000,000 each
                                                         occurrence
National Surety             Auto liability               $1,000,000 combined        6/28/97
Insurance Company                                        single limit
Aetna Insurance             Umbrella liability           $50,000,000 each           6/28/97
Company                                                  occurrence
                                                         $50,000,000 aggregate
National Surety             Building all risk            $40,000,000 ($2,500        6/28/97
Insurance Company           replacement cost             deductible);

                            Boiler and machinery         $10,000,000 ($2,500
                                                         deductible);

                            Ordinance and Law            $1,000,000 ($2,500
                                                         deductible);

                            Flood and earthquake         $5,000,000 ($25,000
                                                         deductible);

                            Business income              $6,400,000;

                            Backup of sewer and          $1,000,000 ($2,500
                            drains/underground           deductible)
                            water

                                    EXHIBIT E

      To all to whom these Presents shall come or may Concern,

Know That AMPAL REALTY CORPORATION,

a New York corporation, as RELEASOR, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, received from THE GOVERNMENT OF ISRAEL, as RELEASEE, receipt whereof is hereby acknowledged, releases and discharges the RELEASEE, RELEASEE'S heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of that certain lease between AEW #6 Corporation, as landlord, and RELEASEE, as tenant, dated December 31, 1991, as amended to the date hereof.

      The words "RELEASOR" and "RELEASEE" include all releasors and all releasees under this RELEASE.

      This RELEASE may not be changed orally.

      IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by
its duly authorized officers affixed on              1996.

      In presence of:         AMPAL REALTY CORPORATION


                              By:_______________________________________________


STATE OF NEW YORK, COUNTY OF NEW YORK
ss.:

      On ________________, 1996, before me personally came _______________, to me known, who, by me duly sworn, did depose and say that deponent resides at ______________ _____________________; that deponent is the __________________ of
AMPAL REALTY CORPORATION, the corporation described in, and which executed the foregoing RELEASE; and that deponent signed deponent's name by order of the board of directors of the corporation.

                              __________________________________________________

                                   EXHIBIT E-1

      To all to whom these Presents shall come or may Concern,

Know That THE GOVERNMENT OF ISRAEL,

as RELEASOR, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, received from AMPAL REALTY CORPORATION, as RELEASEE, receipt whereof is hereby acknowledged, releases and discharges the RELEASEE, RELEASEE'S heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of that certain lease between AEW #6 Corporation, as landlord, and RELEASOR, as tenant, dated December 31, 1991, as amended to the date hereof.

      The words "RELEASOR" and "RELEASEE" include all releasors and all releasees under this RELEASE.

      This RELEASE may not be changed orally.

      IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by
its duly authorized officers affixed on       1996.

      In presence of:         THE GOVERNMENT OF ISRAEL


                              By:_______________________________________________


STATE OF NEW YORK, COUNTY OF NEW YORK
ss.:

      On ________________, 1996, before me personally came _______________, to me known, who, by me duly sworn, did depose and say that deponent resides at ______________ _____________________; that deponent is the __________________ of
THE GOVERNMENT OF ISRAEL, which executed the foregoing RELEASE; and that deponent signed deponent's name by order of thereof.


                              __________________________________________________

                                    EXHIBIT F

                                       to

                   AGREEMENT OF SALE DATED DECEMBER ___, 1996

                                     Between

                        AMPAL REALTY CORPORATION, SELLER

                                       And

                       THE GOVERNMENT OF ISRAEL, PURCHASER


                              Permitted Exceptions


         1. Zoning laws and regulations which are not violated by the existing structures.

         2. Consents by Seller or any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut.

         3. Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Property, provided that none of such rights interferes with the current use of the Property.

         4. Encroachments of stoops, areas, cellar steps, trim, cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Property over any street or highway or over any adjoining property and similar encroachments projecting from adjoining property on the Property.

         5. Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Property.

         6. Variations between fences, lines of hedges, retaining walls and the record lines.

         7. Any lien, charge or encumbrance which a tenant of the Property, by the terms of its lease or by law or otherwise, is required to discharge, remove or otherwise comply with; provided, however, that Seller shall agree in writing to cause any such lien, charge or encumbrance to be discharged after the Closing.

         8. The standard printed exceptions contained in the standard form of owner's title insurance policy issued by CTIC.

         9. Declaration of Condominium and By-Laws of 800 Second Avenue Condominium in the form annexed as Exhibit A.

         10. State of facts shown on survey of the Property made by Chas. J. Dearing dated June 10, 1957 and last brought to date by visual examination on June 19, 1995 by Harwood Surveying, P.C., and any additional state of facts which a subsequent accurate, current survey would disclose provided such additional state of facts does not render title unmarketable.

         11. Terms, covenants and restrictions recorded in Liber 1087, Cp 586 and Liber 1097, Cp 584.

         12. Easement of Light and Air recorded in Liber 4937, Cp 333.

         13. Distinctive Sidewalk Improvement and Maintenance Agreement dated July 10, 1992 and recorded in Reel 1915, page 1385, as modified by Modification of Distinctive Sidewalk Improvement and Maintenance Agreement recorded in Reel 2091, page 511.

                                    Exhibit H

                                   CERTIFICATE

            The undersigned, Lawrence Lefkowitz, does hereby certify to The Government of Israel ("The Government") that:

            1. I am President of Ampal Realty Corporation, a New York corporation ("Ampal").

            2. I am fully familiar with the facts set forth herein.

            3. All of the representations made by Ampal in Section C of Article 16 of the Agreement of Sale dated as of December 12, 1996 between Ampal and The Government are true and correct as of the date hereof.

            IN WITNESS WHEREOF, the undersigned has executed the foregoing Certificate this 31st day of January, 1997.


                                    AMPAL REALTY CORPORATION


                                    By:____________________________
                                       Lawrence Lefkowitz
                                       President

                                   Exhibit H-1

                                   CERTIFICATE

            The undersigned, Eliehu Zitouk and Eldad Fresher, do hereby certify to Ampal Realty Corporation ("Ampal") that:

            1. We are the Chief Fiscal Officer and Deputy Chief Fiscal Officer, respectively, of The Government of Israel ("The Government").

            2. We are fully familiar with the facts set forth herein.

            3. All of the representations made by The Government in Sections A and B of Article 16 of the Agreement of Sale dated as of December 12, 1996 between Ampal and The Government are true and correct as of the date hereof.

            IN WITNESS WHEREOF, the undersigned have executed the foregoing Certificate this 31st day of January, 1997.


                                    THE GOVERNMENT OF ISRAEL


                                    By:____________________________
                                       Eliehu Zitouk
                                       Chief Fiscal Officer


                                    By:____________________________
                                       Eldad Fresher
                                       Deputy Chief Fiscal Officer

                                    EXHIBIT I

                       Certification of Non-Foreign Status

   [If there are more than one transferor give the information requested for all transferors that will sign this certificate. This certificate shall be read as if each signing transferor signed a separate certificate.]

   Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest,

   I, the undersigned transferor, hereby certify the following:

1. I am not a nonresident alien for purposes of U.S. income taxation;

2. My U.S. taxpayer identifying number (Social Security number) is _____________________________________________, and
if more than one transferor, list all below

                NAME                 S.S NO. OR TAX I.D. NO.

      ________________________      ___________________________

   if ________________________      ___________________________

 more ________________________      ___________________________

 than ________________________      ___________________________

  one ________________________      ___________________________

3. My home address is_______________________________________________
                       if more than one transferor, list all below

                NAME                 S.S NO. OR TAX I.D. NO.

      ________________________      ___________________________

   if ________________________      ___________________________

 more ________________________      ___________________________

 than ________________________      ___________________________

  one ________________________      ___________________________

   I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

   Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

  PRINT OR TYPE NAME OF TRANSFEROR               SIGNATURE              DATE

____________________________________         ___________________     ___________

____________________________________         ___________________     ___________

____________________________________         ___________________     ___________

____________________________________         ___________________     ___________

____________________________________         ___________________     ___________

   The transferee must retain this certificate until the end of the fifth taxable year following the taxable year in which the transfer takes place and make it available to the Internal Revenue Service when requested.

                                    EXHIBIT J

Repair leaks in walls in the offices of the Legal Advisor and the Economic Minister


                                     E-113